                                                                Exhibit No. 99.3

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                             AGREEMENT NO. 02026713

                                     BETWEEN

                                   AMDOCS INC.

                                       AND

                               SBC SERVICES, INC.

                                       FOR

                                    SOFTWARE

                                       AND

                              PROFESSIONAL SERVICES

THE INFORMATION CONTAINED IN THIS AGREEMENT IS NOT FOR USE OR DISCLOSURE OUTSIDE SBC, SUPPLIER, THEIR AFFILIATED COMPANIES AND THEIR THIRD PARTY REPRESENTATIVES, EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING PARTIES. 1872466-2

ARTICLE I -    INTRODUCTION.......................................................................................   1
1.1      Preamble and Effective Date..............................................................................   1
1.2      Scope of Agreement.......................................................................................   1
ARTICLE II -   DEFINITIONS........................................................................................   1
ARTICLE III -  GENERAL TERMS......................................................................................   5
3.1      Affiliate................................................................................................   5
3.2      Amendments and Waivers...................................................................................   6
3.3      Termination..............................................................................................   7
3.4      Compliance with Laws.....................................................................................   8
3.5      Conflict of Interest.....................................................................................   9
3.6      Construction and Interpretation..........................................................................   9
3.7      Cumulative Remedies......................................................................................   9
3.8      Entire Agreement.........................................................................................   9
3.9      Export Controls..........................................................................................  10
3.10     Force Majeure............................................................................................  10
3.11     Governing Law............................................................................................  11
3.12     Indemnity................................................................................................  11
3.13     Information..............................................................................................  12
3.14     Insurance................................................................................................  16
3.15     Invoicing and Payment....................................................................................  18
3.16     Licenses and Patents.....................................................................................  19
3.17     Limitation of Liability..................................................................................  19
3.18     MBE/WBE/DVBE (and Exhibits)..............................................................................  21
3.19     MBE/WBE/DVBE Termination Clause..........................................................................  21
3.20     Non-Exclusive Market.....................................................................................  23
3.21     Notices..................................................................................................  23
3.22     Order of Precedence......................................................................................  24
3.23     Price....................................................................................................  24
3.24     Publicity................................................................................................  25
3.25     Quality Assurance........................................................................................  25
3.26     Records and Audits.......................................................................................  27
3.27     Severability.............................................................................................  27
3.28     Subcontracting...........................................................................................  28
3.29     Survival of Obligations..................................................................................  28
3.30     Taxes....................................................................................................  28
3.31     Term of Agreement........................................................................................  30
3.32     Title to Work............................................................................................  30
3.33     Amdocs Warranties........................................................................................  33
3.34     SBC Warranties and Responsibilities......................................................................  37
3.35     Orders...................................................................................................  38
ARTICLE IV -   LEADERSHIP COUNCIL, PROJECT MANAGEMENT.............................................................  39
4.1      Relationship Management..................................................................................  39
4.2      Leadership Council.......................................................................................  39

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

4.3      SBC Amdocs Chairperson...................................................................................  40
4.4      Proposed Projects........................................................................................  40
4.5      Project Management.......................................................................................  42
4.6      Hardware and Third Party Software Considerations.........................................................  44
4.7      Dispute Resolution.......................................................................................  45
ARTICLE V -    SPECIAL SOFTWARE TERMS.............................................................................  47
5.1      Standard Software License and License Fee................................................................  47
5.2      Custom Software Development..............................................................................  47
5.3      Acceptance or Rejection..................................................................................  49
5.4      Technology Standards.....................................................................................  50
5.5      Source Code Availability.................................................................................  50
5.6      Delivery of Software.....................................................................................  50
5.7      Third-Party Software.....................................................................................  50
5.8      Error Severity Level, Resolution Plan, and Liquidated Damages............................................  51
5.9      Documentation Updates....................................................................................  51
5.10     Change Management........................................................................................  52
ARTICLE VI -   ONGOING SUPPORT SERVICES...........................................................................  52
6.1      Allowable Expenses.......................................................................................  52
6.2      Resource Staffing and Changes............................................................................  52
6.3      Reporting................................................................................................  53
6.4      Access to SBC Facilities.................................................................................  53
6.5      Background Check.........................................................................................  54
6.6      Confidentiality and Invention Agreement..................................................................  55
6.7      Independent Contractor...................................................................................  55
6.8      Previous Services for SBC................................................................................  56
6.9      Work Done By Others......................................................................................  56
6.10     Non-Interference With Employees..........................................................................  56
ARTICLE VII -  TRAINING SERVICES..................................................................................  56
7.1      General..................................................................................................  56
7.2      Training Rates...........................................................................................  56
7.3      Training Documentation...................................................................................  57
7.4      Termination of Training Courses..........................................................................  57
7.5      Training Recognition.....................................................................................  57
7.6      Training Restrictions....................................................................................  57

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

APPENDICES AND EXHIBITS

Appendix 1.2(2)    -    IT Professional Services Price(s)
Appendix 1.2(4)    -    Reimbursable Expenses
Appendix 2.3       -    Acceptance Letter
Appendix 2.23      -    Form of Supplier's Notice of Completion
Appendix 3.5       -    Executive Orders and Federal Regulations
Appendix 3.36      -    Form of Order for OnGoing Support Services
Appendix 3.37      -    Form of Order for Custom Software Development
Appendix 4.18      -    Change Control Process


Exhibit A - Prime Supplier MBE/WBE/DVBE Participation Plan
Exhibit B - M/WBE-DVBE Results Report
Exhibit C - NDA for Auditors
Exhibit D - NDA for SBC's Subcontractors
Exhibit E - NDA for Amdocs' Subcontractors


                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

ARTICLE I - INTRODUCTION

1.1      PREAMBLE AND EFFECTIVE DATE

This Agreement No 02026713 for Software and Professional Services, effective as of 7 August 2003 ("Effective Date"), is between Amdocs Inc., a Delaware corporation ("Supplier" or "Amdocs"), and SBC Services, Inc., a Delaware corporation ("SBC"), each of which may be referred to in the singular as "Party" or in the plural as "Parties."

1.2      SCOPE OF AGREEMENT

Subject to the terms and conditions of this Agreement, Supplier shall provide to SBC the Material and Services pursuant to and in conformance with Orders submitted by SBC. Such Orders shall be deemed to incorporate the provisions of this Agreement (including the Exhibits attached hereto) as though fully set forth therein. The applicable rates and expense reimbursement policies for the Material and Services are specified in Appendix 1.2(2) and 1.2(4), respectively, and are further described in Section 3.24 (Price).

ARTICLE II - DEFINITIONS

2.1 "ACCEPT" or "Acceptance" means SBC's acceptance of the Material ordered by SBC and provided by Supplier following SBC's inspection and testing of the Materials to ensure that they meet the requirements of the applicable Order, as set forth in this Agreement.

2.2      "ACCEPTANCE DATE" means the date on which SBC Accepts Material.

2.3 "ACCEPTANCE LETTER" means a document signed by SBC substantially in the form of Appendix 2.3 indicating its Acceptance of the Material.

2.4 "ACCEPTANCE TEST PERIOD" means the length of time specified in an Order (or, if not so specified, a period of no less than [**] days and no more than [**] days during which the Acceptance Tests are performed. For this purpose, receipt of the Material means receipt by SBC after shipment of the Material.

2.5 "Acceptance Tests" means SBC's System Certification Test or such other performance and reliability demonstrations and tests that must be successfully completed by the Material during the Acceptance Test Period, as more fully described in Article 5 ("Custom Software Development").

2.6 "AFFILIATE" means any current domestic United States business firm, whether incorporated or not, which (1) owns, directly or indirectly, a majority interest in either Party (a "Parent Company"), and (2) in which a majority of the equity interest is owned, either directly or indirectly, by: (i) either Party or (ii) a Parent Company.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

2.7 "AGREEMENT" shall mean this Agreement No 02026713 for Software and Professional Services, effective as of 7 August 2003 between Amdocs, Inc. and SBC Services, Inc.

2.8 "AMDOCS DIRECT COMPETITORS" means, as of the date of this Agreement, [**]. Amdocs reserves the right to add or subtract from this list of Amdocs Direct Competitors, with the consent of SBC on a reasonable basis in response to changes in the competitive landscape within the customer care and billing market.

2.9 "CRITICAL PERFORMANCE MILESTONES" means a date certain or the end of a stipulated interval of time for the delivery of an item of Program Material or Software or the completion of performance of a Service, the timely completion or delivery of which is considered to be critical to the success for the Project and which is expressly referred to in an Order as a "Critical Performance Milestone".

2.10 "CUSTOM SOFTWARE" means the unique or specialized programs, routines or subroutines, which are listed as Custom Software in, and developed by Supplier under, a specific Order. Unless otherwise stated in the Order, Custom Software also includes source code in both machine and human readable form and all associated Program Material.

2.11 "CUSTOM SOFTWARE DEVELOPMENT" means the development of Custom Software, as described in Article 5 and the underlying Order.

2.12 "DELIVERY" means delivery of the Material and/or Services at SBC's expense via (i) electronic transfer; (ii) hand delivery of the media in which the Software is contained; (iii) carrier selected by Amdocs; or
         (iv) the manner described in the applicable Order.

2.13 "DELIVERY DATE" means the date on which the Parties agree Supplier is scheduled in this Agreement or an Order to complete its Delivery of the applicable Software or Services.

2.14 "ERROR" shall have the meaning specified in any Order containing a "Error Severity Level" Description. Error shall also mean defects found in Software which cause the Software to function in non-compliance with the Specifications.

2.15 "HARMFUL CODE" means computer viruses, worms, trap doors, time bombs, undocumented passwords, disabling code (which renders Material unusable until a patch or new password is provided), or any similar mechanism or device.

2.16 "INFORMATION" means all ideas, discoveries, concepts, know-how, trade secrets, techniques, designs, Specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether provided orally, in writing, or through electronic or other means.

2.17 "LAWS" shall have the meaning specified in the Section called "Compliance with Laws."

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

2.18 "LIABILITY" means all legal or contractual responsibility for losses, damages, expenses, costs, penalties, fines, Liquidated Damages and fees, including reasonable attorneys' fees, arising from a claim or cause of action related to performance or omission of acts under this Agreement or any Order, including, but not limited to, claims or causes of actions brought by third parties.

2.19 "MATERIAL" means a unit of equipment, apparatus, components, tools, supplies, material, hardware, Software, or purchased or licensed hereunder by SBC from Supplier and includes third party Material provided or furnished by Supplier.


2.20 "NOTICE OF COMPLETION" means a written document provided by Supplier substantially in the form of Appendix 2.23, which is provided after Supplier has completed Delivery of the Custom Software ordered by SBC, and states that Supplier has completed such Delivery. Supplier's provision of the Notice of Completion is a representation and warranty that the Material have been tested as provided in the applicable Order to ensure compliance.


2.21 "ORDER" means such purchase orders, work orders, forms, memoranda or other written communications as may be delivered to Supplier for the purpose of ordering Material and Services hereunder.

2.22 "ONGOING SUPPORT" OR "ONGOING SUPPORT SERVICES" mean the services described in the Article 4. ("OnGoing Support Services") and the applicable Order.

2.23 "PRE-EXISTING WORKS" means any portion of the Materials or Software (i) created or owned by Amdocs prior to execution of this Agreement or (ii) provided under license from third parties by Amdocs prior to execution of this Agreement or (ii) created by Amdocs or third parties after execution of this Agreement for a client other than SBC.

2.24 "PRIOR AGREEMENT" means the Master Agreement No. 99006220 for Software and Services between Amdocs Inc. and SBC Operations Inc. effective July 7, 1998 as amended.

2.25 "PRODUCTION SUPPORT" means support services for Software and Systems in production which are not covered under an Amdocs warranty in an Order. For avoidance of doubt, Work performed by Amdocs in Production Support is itself subject to the OGS warranty provisions herein.

2.26 "PROGRAM MATERIAL" OR "DOCUMENTATION" for purposes of this Agreement and the Custom Software Development Orders hereunder always includes in relation to Custom Software the source code for the software (including programs, routines, subroutines, and error correction) and programmers' comments (in all such software). The Program Material or Documentation required in relation to Custom Software Development or OnGoing Support shall be as described in the applicable Order, but may include Detailed Functional Specifications, flow charts, logic diagrams, programming manuals, modification manuals, maintenance tools (including test programs, test cases, and the

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         printed output from same), data file listings, and input and output formats, descriptions and locations of programs related to, but not provided with, the Software, and any design session deliverables, user instructions and system manuals, user manuals, and training materials in machine readable or printed form associated with Software.

2.27 "Project" means the development of Software and/or providing Services to SBC.

2.28 "PROJECT MANAGER" means each party's manager responsible for a Project and identified on the applicable order.

2.29 "PROPOSAL STATEMENT" means Amdocs' statement of the conditions under which it proposes to provide Software and/or Services for a Project.

2.30 "SBC LD" means SBC's Information Technology organization which provides end-to-end life cycle management for Amdocs applications including but not limited to Telegence LD and Enterprise Fraud.

2.31 "SERVICE(S)" means any and all labor or service provided by Amdocs or its subcontractors in connection with OnGoing Support or Custom Software Development provided under this Agreement and an applicable Order, including, but not limited to, consultation, engineering, installation, removal, maintenance, training, technical support, repair, programming, IT professional services, and Software maintenance.

2.32 "SOFTWARE" means the computer programs that are listed in the applicable Order or provided by Supplier under or in connection with this Agreement or an applicable Order except for any Third Party Software. Software also includes all associated Program Material and Documentation.

2.33 "SPECIFICATIONS" mean (i) Supplier's applicable specifications and descriptions, and (ii) SBC's requirements, specifications, and descriptions specified or referenced in, or attached to, this Agreement or an applicable Order.

2.34 "Standard Software" means the computer programs that are licensed by Supplier pursuant to an applicable license agreement.

2.35 "SYSTEM" means one or more of the following items, as identified in the applicable Order: the operating environment for Software and includes the hardware on which the Software resides, and the operating software, application software, databases which interact with such Software, and the software and hardware interfaces among such hardware and software.

2.36 "TERMINATION" means the occurrence by which either Party, pursuant to the provisions or powers of this Agreement or applicable laws and regulations, puts an end to this

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         Agreement and/or Orders placed under this Agreement. "Termination" includes "Termination for Cause" and "Termination for Convenience".

2.37 "TERMINATION FOR CAUSE" means the ending of the Agreement or an Order in accordance with the provisions of this Agreement by a non-defaulting party where the other party is determined by the Arbitrator to be in material default of an obligation under the Agreement or an Order. Upon Termination for Cause the non-defaulting party may exercise such remedies against the defaulting party as are available under this Agreement only.

2.38 "TERMINATION FOR CONVENIENCE" means the ending of the Agreement or an Order by a party, in accordance with any required notice provisions and other provisions of this Agreement authorizing a party to end the Agreement or an Order without cause. On Termination for Convenience, all obligations which are still executory on both sides are discharged but any right based on prior breach or performance survives.

2.39 "THIRD-PARTY SOFTWARE" means software which is not developed and owned by Supplier, but which is furnished by Supplier under an Order. Unless the applicable Order states otherwise, the term "Software" shall not be deemed to include Third-Party Software.

2.40 "USE" OR "USE" means any lawful operation or use of the Software and Program Material permitted or reasonably contemplated in this Agreement or an applicable Order, including compilation, copying, modifying, linking, licensing, sublicensing, displaying, permitting access to, and executing all or part of the Software.

2.41 "WORK" means all Material and Services, collectively, that Supplier is supplying pursuant to Orders placed under this Agreement.

ARTICLE III - GENERAL TERMS

3.1      AFFILIATE


         Except as otherwise expressly agreed herein, Supplier agrees that current Affiliates of SBC may place future Orders with Supplier that incorporate the terms and conditions of this Agreement by reference, and that the term "SBC" used in this Agreement shall be deemed to refer to such an Affiliate whenever such an Affiliate places such an Order with Supplier under this Agreement. Each Affiliate executing such an Order shall be a party to that Order and shall be subject to the terms and conditions of this Agreement for purposes of that Order. Only Supplier and the party executing a Order shall be liable for the obligations incurred under an Order (including terms and conditions of this Order to the extent they incorporated therein); except that, if SBC indicates that it is executing an Order as the agent of a named Affiliate, the rights and obligations shall accrue only to Supplier and such named Affiliate as principal. The Parties agree that nothing in this


                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713


         Agreement will be construed as requiring SBC to indemnify Supplier, or to otherwise be responsible, for any acts or omissions of such Affiliate, nor shall anything in this Agreement be construed as requiring an such Affiliate to indemnify Supplier, or to otherwise be responsible, for the acts or omissions of SBC. The parties expressly agree, however, (i) that [**] under this Agreement; and (ii) that [**] under this Agreement [**] between the Parties. Future Affiliates of SBC may purchase Services under this Agreement pursuant to this Section 3.1, provided however if SBC acquires an entity or business with a pre-existing contractual relationship with Amdocs, then (i) any outstanding Orders executed under the pre-existing contractual relationship shall be completed in accordance with the terms of such Order and pre-existing contract; (ii) the parties will negotiate in good faith for a period of no less than fourteen (14) days to determine whether the acquired entity or business may process any new Orders under the Agreement, or continue to be governed by the pre-existing contractual relationship; and (iii) absent mutual agreement, the relationship of the acquired entity or business with Amdocs will be governed by this Agreement as to any new Orders executed between Amdocs and the Affiliate after the closing of the acquisition of such Affiliate. In any event the Agreement is limited in the case of OnGoing Support Services only to performance of Amdocs upon SBC and its Affiliates' premises in the United States unless otherwise agreed by both parties.


3.2      AMENDMENTS AND WAIVERS

         A. This Agreement and any Orders placed hereunder may be amended or modified only through a subsequent written document signed by the Parties. An adjustment of the fees specified in the Order shall be agreed by the parties and made if such change affects the time of performance or the cost of the Work to be performed under the applicable Order. Such cost adjustment shall be made on the basis of the applicable fees and expenses associated with change of scope, unless otherwise agreed in writing. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement shall be construed as a general waiver or relinquishment of such term, right or condition. A waiver by either Party of any default shall not be deemed a waiver of any other default.

         B. Neither SBC nor Supplier may assign, delegate, subcontract, or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other Party; provided, however, subject to Section 3.1 both SBC and Amdocs will have the right to assign, delegate, subcontract or otherwise transfer this Agreement and/or its rights or obligations hereunder to any Affiliate [**], without securing the consent of the non-assigning party, except that both Supplier and SBC may assign its right to receive money due from the other party hereunder without the prior consent of the party obligated to pay money due. It is expressly agreed that any assignment of a right to receive money due will be void if (a) the assignor fails to give the non-assigning Party hereto at least thirty (30) days prior written notice, or (b) such assignment imposes or attempts to impose upon the non-assigning Party hereto additional costs or obligations in

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  addition to the payment of such money or attempts to preclude SBC from dealing solely and directly with Supplier (or its assignee-Affiliate) in all matters pertaining to this Agreement, or (c) denies, alters or attempts to alter any rights of the non-assigning Party hereto. Any attempted assignment not in compliance with the terms of this Section
                  3.2 will be void.

3.3      TERMINATION

         A. Termination for Cause. Subject to the provisions of Section 4.7, any party may, prior to the completion of any Order, Terminate for Cause the applicable Order if the Arbitrator (as defined herein) has made a determination that the other party has committed a material breach of the applicable Order, provided that (i) before Terminating, the first party has given the defaulting party a written notice specifying the breach with seventy-five (75) days right to cure, and (ii) the Arbitrator has determined that the defaulting party has committed a material breach of the applicable Order, and has determined the circumstances and/or terms and conditions which shall constitute a cure of such material breach. The Arbitrator shall retain jurisdiction over the dispute until such cure has been made.

         B. Partial Termination. Where a provision of this Agreement permits SBC to Terminate an Order for cause or convenience, such Termination may, at SBC's option, be either complete or partial. In the case of a partial Termination for Cause, the terms of Section 3.3(A) shall apply. In the case of a partial Termination for Convenience, SBC may accept a portion of the Software or Services covered by an Order, but SBC shall in any event compensate Amdocs for the Software or Services performed through the date of such partial Termination for Convenience of the Order. In either event (partial Termination for Cause or Partial Termination for Convenience), SBC shall pay Amdocs for any portion of such Software or Services at the unit prices set forth in such Order, (plus equitable portions of the termination charges provided in this Agreement in the event of partial Termination for Convenience of an Order for Custom Software Development or OnGoing Support), and the parties shall utilize change management procedures as set forth in Section 5.10 to issue a Change Order to reflect such partial Termination; provided however that, [**]any Order [**] under the Order[**] of the Order, in which [**] the parties shall [**] the parties [**] in accordance with the [**]. The right to Terminate an Order for Cause shall also include the right to Terminate any other Order for Cause which is directly affected by the Termination of the initially Terminated Order. Upon receipt of SBC's payment in relation to a partial Termination for Cause or Convenience, Amdocs shall deliver to SBC the applicable Work relating to the Software or Services which has been prepared pursuant to such Terminated Order.

         C. Termination for Convenience of the Agreement. Either party may Terminate for Convenience this Agreement upon [**] days prior written notice to the other party

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  setting forth the effective date of such Termination. The Termination of this Agreement for any reason shall not affect the obligations of either party pursuant to any Orders previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Orders as if this Agreement had not been Terminated.


         D. Termination For Convenience of Custom Software Development Order. SBC may at any time Terminate for Convenience any Order for Custom Software Development prior to the Delivery Date of the Software covered by such Order, by giving Amdocs written notice. Upon receipt of any such Termination notice, Amdocs shall, if so requested by SBC immediately cease performing work and incurring costs in connection with such Order. [**] in accordance with the applicable Order for work under such Order performed [**] in the applicable Order, [**] under the Order, [**]. Upon receipt of SBC's payment, Amdocs shall deliver to SBC all drafts and versions of the Custom Software which have been prepared pursuant to such Terminated Order.


         E. Termination For Convenience of OnGoing Support Order. SBC may, at its option and without any Liability to Amdocs, Terminate for Convenience any OnGoing Support Order by written notice to Amdocs. Upon receipt of such notice, Amdocs shall, if so requested by SBC, cease performing any OnGoing Support Services as of the effective date of such Termination. SBC shall pay Amdocs [**] in accordance with the provisions of the applicable Order and in accordance with Appendix 1.2(2) (Prices and Terms). [**] under the Order, [**] Upon receipt of SBC's payment, Amdocs shall deliver to SBC all Work relating to the Software or Services which has been prepared pursuant to such Terminated Order, if applicable.

3.4      COMPLIANCE WITH LAWS

         Supplier and SBC shall comply with all applicable federal, state, county, and local rules, including, without limitation, all statutes, laws, ordinances, regulations and codes ("Laws"). The parties' obligation to comply with all Laws includes the procurement of permits, certificates, approvals, inspections, and licenses, when needed, in the performance of this Agreement. If an Order is to cover work to be performed to support a government contract to which SBC or an Affiliate of SBC is a party, then the parties shall make note of this in the Order, and, whenever they do, Supplier will comply with all applicable Executive and Federal regulations as set forth in "Executive Orders and Federal Regulations," a copy of which is attached as Appendix 3.5 and by this reference made a part of this Agreement. Each party shall defend, indemnify and hold the other party harmless from and against any Liability that may be sustained by reason of the indemnifying party's failure to comply with this Section in accordance with Section 3.12.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

3.5      CONFLICT OF INTEREST

         Supplier represents and warrants that no officer, director, employee or agent of SBC has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from Supplier or any of Supplier's officers, directors, employees, or agents in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection with this Agreement.

3.6      CONSTRUCTION AND INTERPRETATION

         A. The language of this Agreement shall in all cases be construed simply, as a whole and in accordance with its fair meaning and not strictly for or against any Party. The Parties agree that this Agreement has been prepared jointly and has been the subject of arm's length and careful negotiation. Each Party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions. Accordingly, in the event of an ambiguity in or dispute regarding the interpretation of this Agreement, the drafting of the language of this Agreement shall not be attributed to either Party.

         B. Article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The use of the word "include" shall mean "includes, but is not limited to." The singular use of words shall include the plural and vice versa. All obligations and rights of the Parties are subject to modification as the Parties may specifically provide in an Order. If there is an inconsistency or conflict between the terms in this Agreement and in an Order, the terms in the Order shall take precedence.

3.7      CUMULATIVE REMEDIES

         Except as specifically identified as a Party's sole remedy including without limitation as set forth in Sections 3.34, any rights of Termination, liquidated damages, or other remedies prescribed in this Agreement are cumulative and are not exclusive of any other remedies to which the injured Party may be entitled. Neither Party shall retain the benefit of inconsistent remedies.

3.8      ENTIRE AGREEMENT

         The terms contained in this Agreement and in any Orders, including all exhibits, appendices and subordinate documents attached to or referenced in this Agreement or in any Orders, constitute the entire integrated Agreement between Supplier and SBC with

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713


         regard to the subject matter contained herein. This Agreement supersedes all prior oral and written communications, agreements and understandings of the Parties, if any, with respect hereto. This Agreement will govern all services that Amdocs performs for SBC under Orders executed on or after the effective date of August 7, 2003 and, except with respect to Exhibit C in the Prior Agreement, such Prior Agreement will be deemed to have expired, in accordance with its terms on August 6, 2003, subject to Section 2.34 ("Survival of Obligations") of the Prior Agreement. For the avoidance of doubt, and without limitation, examples of provisions contained in the Prior Agreement that by their sense and context are intended to survive expiration of the Prior Agreement include obligations to (i) pay termination charges for outstanding Orders, (ii) pay invoices for Services rendered, (iii) retain the confidentiality of confidential information, and (iv) to deliver source code under an Order entered into under the Prior Agreement. The Agreement will neither supersede nor impair in any manner (i) the Information Technology Services Agreement No. 02026409 between SBC Services Inc. and Amdocs Inc. dated January 9 2003 and (ii) the MASTER AGREEMENT for SOFTWARE AND SERVICES between AMDOCS, INC. and CINGULAR WIRELESS LLC to be executed after completion of this Agreement.


         Acceptance of Material or Services, payment or any inaction by a party, shall not constitute a party's consent to or Acceptance of any additional or different terms from those stated in this Agreement, except for special terms and conditions in an Order signed by both Parties. Estimates furnished by a party are for planning purposes only and shall not constitute commitments. The parties covenant never to contend otherwise. No oral promises or statements have induced either Party to enter into this Agreement.

3.9      EXPORT CONTROLS

         At SBC's expense, Supplier will obtain any necessary import certificates or permissions and all necessary export or other licenses from the United States government, including, but limited to, certifications as to use and ultimate destination and/or written agreements not to knowingly transmit the Software directly or indirectly to certain named countries. SBC shall use the Software or Services in compliance with applicable import and export laws.

3.10     FORCE MAJEURE

         Neither Party shall be deemed in default of this Agreement or any Order to the extent that any delay or failure in the performance of its obligations results from any cause beyond its reasonable control and without its fault or negligence, including acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods or strikes ("Force Majeure").

         If any Force Majeure condition affects Supplier's ability to perform, Supplier shall give reasonable notice to SBC, and the parties shall negotiate in good faith for a reasonable period of time (not less than [**] days but not more than [**] days and after such period SBC may elect to either: (i) Terminate the affected Order(s) or any part thereof, (ii) suspend the affected Order(s) or any part thereof for the duration of the Force Majeure condition, with the option to obtain elsewhere Material and Services to be furnished under such Order(s) and deduct from any commitment under such Order(s) the quantity of the Material and Services obtained or for which commitments have been made elsewhere, in which case, such Termination shall be treated as a Termination for

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         Convenience except that SBC shall have no obligation to pay termination charges for any Work that has been attempted but not completed, or
         (iii) resume performance under such Order(s) once the Force Majeure condition ceases, with an extension of any affected Delivery Date or performance date up to the length of time the Force Majeure condition existed or as otherwise mutually agreed. Unless SBC gives written notice within thirty (30) days after being notified of the Force Majeure condition, option (ii) shall be deemed selected.

3.11     GOVERNING LAW

         This Agreement and performance hereunder shall be governed by the Laws of the State of Texas, exclusive of its choice of law provisions.

3.12     INDEMNITY

         A. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND ITS AFFILIATES, (INCLUDING THEIR EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND CONTRACTORS) AGAINST ANY LIABILITY ARISING FROM A PARTY'S OBLIGATIONS UNDER THIS AGREEMENT OR THE MATERIAL OR SERVICES PROVIDED BY SUPPLIER FOR THIRD PARTY CLAIMS ALLEGING:
                  (1) INJURIES TO PERSONS, INCLUDING DEATH OR DISEASE; (2) DAMAGES TO TANGIBLE PROPERTY, INCLUDING THEFT BUT NOT INCLUDING LOSS OF DATA OR PROGRAMMING; AND (3) FAILURE TO COMPLY WITH ALL LAWS.

         B. THE LIABILITY OF THE INDEMNIFYING PARTY SHALL NOT EXTEND TO COVER ANY LIABILITIES (OR PORTION THEREOF) ARISING FROM THE ACTIONS OR OMISSIONS OF THE INDEMNIFIED PARTY. THIS INDEMNITY SHALL SURVIVE THE DELIVERY, INSPECTION, AND ACCEPTANCE OF THE MATERIAL OR SERVICES.

         C. IF ANY SERVICES ARE PERFORMED IN OHIO OR ANY OTHER STATE WHICH PROVIDES EMPLOYER IMMUNITY FROM EMPLOYEE CLAIMS UNDER WORKERS COMPENSATION STATUTES OR SIMILAR LAWS, STATUTES OR CONSTITUTIONAL PROVISIONS, IT IS EXPRESSLY AGREED THAT SUPPLIER SHALL WAIVE ANY IMMUNITY TO THE EXTENT THAT SUPPLIER IS CONTRACTUALLY OBLIGATED HEREUNDER TO DEFEND, INDEMNIFY AND HOLD HARMLESS SBC AND ITS AFFILIATES AGAINST ANY CLAIMS BY EMPLOYEES OF SUPPLIER, WHICH CLAIMS WOULD OTHERWISE BE SUBJECT TO IMMUNITY BY OPERATION OF SUCH LAW, STATUTE OR CONSTITUTIONAL PROVISION (In Ohio, Ohio Revised code 4123.74 and 4123.741 and Section 35, Article, II, Ohio Constitution).

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         D. THE PARTY SEEKING INDEMNIFICATION ("INDEMNIFIED PARTY") SHALL NOTIFY THE OTHER PARTY ("INDEMNIFYING PARTY") WITHIN A REASONABLE PERIOD OF TIME OF ANY WRITTEN CLAIM, DEMAND, NOTICE OR LEGAL PROCEEDINGS ("CLAIM") FOR WHICH THE INDEMNIFYING PARTY MAY BE RESPONSIBLE UNDER THIS INDEMNITY OBLIGATION. A DELAY IN NOTICE SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF ITS INDEMNITY OBLIGATION EXCEPT TO THE EXTENT IT CAN SHOW IT WAS PREJUDICED BY THE DELAY.

         E. THE INDEMNIFYING PARTY SHALL ASSUME, AT ITS EXPENSE, THE SOLE DEFENSE OF THE CLAIM THROUGH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND SHALL KEEP THE INDEMNIFIED PARTY FULLY INFORMED AS TO THE PROGRESS OF SUCH DEFENSE. UPON REASONABLE REQUEST OF THE INDEMNIFYING PARTY AND AT ITS EXPENSE, THE INDEMNIFIED PARTY SHALL COOPERATE WITH THE INDEMNIFYING PARTY IN THE DEFENSE OF THE CLAIM. AT ITS OPTION AND EXPENSE, THE INDEMNIFIED PARTY MAY RETAIN OR USE SEPARATE COUNSEL TO REPRESENT IT, INCLUDING IN-HOUSE COUNSEL. HOWEVER, IN SUCH EVENT THE INDEMNIFYING PARTY SHALL NEVERTHELESS MAINTAIN CONTROL OF THE DEFENSE. SUBJECT TO THE LIMITATION OF LIABILITY CONTAINED IN SECTION 3.18(B)(1), THE INDEMNIFYING PARTY SHALL PAY THE FULL AMOUNT OF ANY ADVERSE JUDGMENT, AWARD OR SETTLEMENT WITH RESPECT TO THE CLAIM AND ALL OTHER REASONABLE EXPENSES OF THE INDEMNIFIED PARTY DIRECTLY RELATED TO THE RESOLUTION OF THE CLAIM, INCLUDING REASONABLE ATTORNEYS' FEES. IF THE INDEMNIFIED PARTY IS REQUIRED TO TAKE ANY ACTION TO ENFORCE ITS INDEMNITY RIGHTS UNDER THIS AGREEMENT OR TO ASSUME THE DEFENSE OF ANY CLAIM FOR WHICH IT IS ENTITLED TO RECEIVE AN INDEMNITY UNDER THIS AGREEMENT BECAUSE OF THE INDEMNIFYING PARTY'S FAILURE TO PROMPTLY ASSUME SUCH DEFENSE, THEN THE INDEMNIFIED PARTY MAY ALSO RECOVER FROM THE INDEMNIFYING PARTY ANY REASONABLE ATTORNEYS' FEES (INCLUDING COST OF IN-HOUSE COUNSEL AT MARKET RATES FOR ATTORNEYS OF SIMILAR EXPERIENCE) AND OTHER REASONABLE COSTS OF ENFORCING ITS INDEMNITY RIGHTS OR ASSUMING SUCH DEFENSE.

3.13     INFORMATION

         A.       Information furnished by SBC.

                           1. Any Information furnished to Supplier by SBC in connection with this Agreement, including Information provided under a separate

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    nondisclosure agreement in connection with discussion prior to executing this Agreement ("SBC Materials"), shall remain SBC's property. Unless such Information (a) was previously known to Supplier free of any obligation to keep it confidential, or (b) has been or is subsequently made public by SBC or a third party, without violating a confidentiality obligation, or (c) is independently invented by Supplier without reference to the SBC Information, or (d) is required to be disclosed pursuant to law, regulation, judicial or administrative order, or governmental request by an entity authorized by law to make such request, it shall be kept confidential by Supplier, shall be used only in performing under this Agreement, and may not be used for other purposes, except as may be agreed upon between Supplier and SBC in writing. Supplier is granted no rights or license to such Information, except as provided in
                                    Section 3.17. All copies of such
                                    Information, in written, graphic or other tangible form, shall be destroyed or returned to SBC upon the earlier of (i) SBC's request or (ii) upon Termination or expiration of this Agreement. All copies of such Information in intangible form, such as electronic records, including electronic mail, shall be destroyed upon the earlier of
                                    (i) SBC's request or (ii) upon Termination, or expiration of this Agreement, and upon request Supplier shall certify to SBC the destruction of all intangible copies of such Information.

                           2. Subject to Section 3.25 Supplier understands and agrees that any [**] with Supplier. [**] in addition to the provisions contained in this Section, Information."

         B.       Information furnished by Supplier.

                           1. Any Information furnished to SBC by Supplier under this Agreement ("Supplier Information") shall remain Supplier's property. SBC shall use the same degree of care to prevent disclosure of the Supplier Information to others as SBC uses with respect to its own proprietary or confidential Information. The Supplier Information shall be kept confidential by SBC, shall be used only in accordance with this Agreement, and may not be used for other purposes, except as may be agreed upon between Supplier and SBC in writing. All copies of such Information, in written, graphic or other tangible form, excluding Program Materials owned by or licensed to SBC shall be destroyed or

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    returned to Supplier upon the earlier of (i)
                                    Supplier's request or (ii) upon Termination or expiration of this Agreement. All copies of such Information in intangible form, such as electronic records, including electronic mail, shall be destroyed upon the earlier of
                                    (i) Supplier's request or (ii) upon
                                    Termination, or expiration of this
                                    Agreement, and upon request SBC shall
                                    certify to Supplier the destruction of all intangible copies of such Information.


                           2. Supplier Information relating to the installation, operation, repair, or maintenance of the Material and Services which are the subject of this Agreement shall be considered to be proprietary or confidential Supplier Information, however SBC may disclose such Information to others for the purpose of installing, operating, repairing, replacing, removing and maintaining the Material for which it was initially furnished in the manner described as follows. All Supplier Information (with the sole exception of the "Excluded Materials") provided to SBC can be shared by SBC with third party vendors of SBC (whom are not Amdocs Direct Competitors) solely for purposes of allowing such vendors to perform their duties on behalf of SBC; prior to providing third party vendors with access to Amdocs confidential information, SBC will reasonably endeavor that all such vendors will sign the pre-approved NDA attached as Exhibit D to this Agreement, in order to ensure that such vendors protect the confidential information of Amdocs; but this exclusion does not, and shall not be construed to, limit SBC's rights to disclose its own patented and copyrighted information or its own confidential information to any party, including Program Materials owned in whole or in part by or assigned to SBC under this Agreement. "Reasonably Excluded Materials" will be defined on a case-by-case basis by mutual agreement of the parties and the SBC - Amdocs Leadership Counsel in the applicable Work Order and prior to the submission of such materials by Amdocs to SBC. [**].

         INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS


         A.       Amdocs' Duty to Indemnify SBC.

                           1. Supplier agrees to defend, indemnify and hold SBC harmless from and against any Liability, including increased damages for willful infringement, that may result by reason of any infringement, or claim of infringement, of any trade secret, or registered US or Canadian patent, trademark, copyright or other proprietary interest of any third party recognized in the US or Canada based on the Software or Services furnished by Supplier to SBC.

                           2. Supplier represents and warrants that it has made reasonable independent investigation to determine the legality of its right to sell or license the Software or provide Services as specified in this Agreement.

                           3. In addition to Supplier's other obligations set forth in this Section, if an injunction or order is obtained against SBC's use of any Software or Service, or, if, in Supplier's opinion, any Software or Service is likely to become the subject of a claim of infringement, Supplier will, at its expense:

                                    i.       Procure for SBC the right to
                                    continue using the Software or Service; or

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    ii.      After consultation with SBC,
                                    replace or modify the Software or Service to make it a substantially similar, functionally equivalent, non-infringing
                                    Software or Service.

                           4. If the Software or Service is purchased or licensed, and neither Subsection 3(i) nor
                                    (3)(ii) above is reasonably possible SBC may Terminate the applicable Order and require Supplier to remove, or cause the removal and return of, such Software or Service from SBC's location and refund any charges paid by SBC, with a credit for use pro-rated based upon a five (5) year usable life.

                           5. In no event will SBC be liable to Supplier for any charges incurred after the date that SBC no longer uses any Software or Service because of actual infringement.

                           6. Supplier agrees to defend or settle, at its own expense, any action or suit for which it is responsible under this Section. SBC agrees to notify Supplier promptly of any claim of infringement and cooperate in every reasonable way to facilitate the defense. Supplier shall afford SBC, at its own expense and with counsel of SBC's choice, an opportunity to participate with Supplier in the defense or settlement of any such claim, provided however that Supplier shall have sole control of such defense or settlement.

                           7. LIMITATIONS. Amdocs has no obligation or Liability under this Section 3.14 with respect to any infringement claim which is based upon or results from (i) the combination of any Software with any equipment, device, firmware or software not furnished by Amdocs; (ii) any modification of the Software by SBC or its contractors;
                                    (iii) unauthorized use of the Software; (iv)
                                    SBC's failure to install or have installed changes, revisions or updates as instructed by Amdocs; or (v) compliance by Amdocs with SBC or its contractor's specifications, designs or instructions. SBC agrees to indemnify, defend and hold harmless Amdocs against any claim involving acts or omissions by SBC or its contractors as described in items (i)-(v), inclusive, of this Section 3.14(7).

         B.       SBC Duty to Indemnify Amdocs.

                           1. SBC agrees to defend, indemnify and hold Amdocs harmless from and against any Liability, including increased damages for willful infringement, that may result by reason of any infringement, or claim of infringement, of any trade secret, or registered US or Canadian patent, trademark, copyright or other proprietary interest

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    of any third party recognized in the US or Canada based on the SBC Materials furnished by SBC to Amdocs.

                           2. SBC represents and warrants that it has made reasonable independent investigation to determine the legality of its right to license the SBC Materials as specified in this Agreement.

                           3. In addition to SBC's other obligations set forth in this Section, if an injunction or order is obtained against Amdocs's use of any SBC Materials, or, if, in SBC's opinion, any SBC Materials are likely to become the subject of a claim of infringement, SBC will, at its expense:

                                    i.       Procure the right to continue using
                                    the SBC Materials; or

                                    ii.      After consultation with Amdocs,
                                    replace or modify the SBC Materials to make it a substantially similar, functionally equivalent, non-infringing Material or Software.

                           4. SBC agrees to defend or settle, at its own expense, any action or suit for which it is responsible under this Section. Amdocs agrees to notify SBC promptly of any claim of infringement and cooperate in every reasonable way to facilitate the defense. SBC shall afford Supplier, at its own expense and with counsel of Supplier's choice, an opportunity to participate with SBC in the defense or settlement of any such claim, provided however that SBC shall have sole control of such defense or settlement.

                           5. LIMITATIONS. SBC has no obligation or Liability under this Section 3.14 with respect to any infringement claim which is based upon or results from (i) the combination of any SBC Materials with any equipment, device, firmware or software not furnished by SBC; (ii) any modification of the SBC Materials by Amdocs or its contractors; (iii) unauthorized use of the SBC Materials; (iv) Amdocs' failure to install or have installed changes, revisions or updates as instructed by SBC; or (v) compliance by SBC with Amdocs' specifications, designs or instructions. Amdocs agrees to indemnify, defend and hold harmless SBC against any claim involving acts or omissions by Amdocs or its contractors as described in items (i)-(v), inclusive, of this Section 3.14(5).

3.14     INSURANCE

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         A. With respect to performance hereunder, and in addition to Supplier's obligation to indemnify, Supplier agrees to maintain, at all times during the term of this Agreement, the following minimum insurance coverages and limits and any additional insurance and/or bonds required by law:

                           1. Workers' Compensation insurance with benefits afforded under the laws of the state in which the Services are to be performed and Employers Liability insurance with minimum limits of $for Bodily Injury-each accident, $100,000 for Bodily Injury by disease-policy limits and $100,000 for Bodily Injury by disease-each employee.

                           2. Commercial General Liability insurance with minimum limits of: $2,000,000 General Aggregate limit; $1,000,000 each occurrence sub-limit for all bodily injury or property damage incurred in any one occurrence; $1,000,000 each occurrence sub-limit for Personal Injury and Advertising Injury; $2,000,000 Products/Completed Operations
                                    Aggregate limit, with a $1,000,000 each
                                    occurrence sub-limit for Products/Completed
                                    Operations.

                                    SBC and its Affiliated companies will be listed as an Additional Insured on the Commercial General Liability policy.

                           3. If use of a motor vehicle is required, Automobile Liability insurance with minimum limits of $1,000,000 combined single limits per occurrence for bodily injury and property damage, which coverage shall extend to all owned, hired and non-owned vehicles.

                           4. SBC requires that companies affording insurance coverage have a rating of B+ or better and a Financial Size Category rating of VII or better rating, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies.

                           5. A certificate of insurance stating the types of insurance and policy limits provided the Supplier shall be received within a reasonable time after any request for same by SBC. If a certificate is not received, Supplier hereby authorizes SBC, and SBC may, but is not required to, obtain insurance on behalf of Supplier as specified herein. SBC will either invoice Supplier for the costs incurred to so acquire insurance or will reduce by an applicable amount any amount owed to Supplier.

                           6. The cancellation clause on the certificate of insurance will be amended to read as follows:

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    "THE ISSUING COMPANY WILL MAIL THIRTY (30)
                                    DAYS WRITTEN NOTICE TO THE CERTIFICATE
                                    HOLDER PRIOR TO CANCELLATION OR A MATERIAL
                                    CHANGE TO POLICY DESCRIBED ABOVE."

                           7.       The Supplier shall also require all
                                    subcontractors performing Work on the
                                    project or who may enter upon the work site to maintain the same insurance requirements listed above.

3.15     INVOICING AND PAYMENT

         A. Except as otherwise specified in the applicable Order, Supplier shall render an invoice for all OnGoing Support Services rendered under this Agreement in duplicate on a monthly basis, in arrears. If the parties choose to deviate from the standard monthly billing cycle in the applicable Order, the parties shall include in the Order a payment schedule for the issuance of invoices on a milestone basis, including promptly after the Delivery (and/or, where applicable, the Acceptance) of Material or performance of Services.

         B. Payment of Software shall be as set forth in the applicable Order; or if no payment schedule is described in the Order, then as follows: [**] percent ([**]%) upon execution of the Order; [**] percent ([**]%) upon delivery of the detailed design specifications or equivalent [**] percent ([**]%) upon delivery of the Software; and [**] percent ([**]%) upon SBC Acceptance.

         C. The invoice shall specify in detail, where applicable (1) quantities of each ordered item, (2) unit prices of each ordered item, (3) the estimated amount of tax per item, (4) any relevant item and commodity codes known to Amdocs, (5) total amounts for each item, (6) total estimated amount of applicable sales or use taxes, (7) discounts, (8) shipping charges, and (9) total amount due. SBC shall pay Supplier in accordance with the prices set forth in this Agreement within [**] days of the date of receipt of the invoice. Payment for Material or Services not conforming to the Specifications (in the event of payments due upon Acceptance), and portions of any invoice in dispute, may be withheld by SBC until such problem has been resolved in accordance with the escalation and arbitration mechanisms described in Sections 4.7. If SBC disputes any invoice rendered or amount paid, SBC shall promptly so notify Supplier. The Parties shall use their best efforts to resolve such dispute expeditiously, including escalation to the SBC - Amdocs Leadership Council if necessary.

         D. Payment of Services performed may be either time and materials Order, or a fixed-bid Order. In time and materials Orders, SBC shall compensate Amdocs on

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  the basis of hours actually worked. In the case of fixed-bid Orders, SBC shall compensate Amdocs on the basis of the agreed fixed price. Estimates for fixed bid Orders only with respect to Custom Software Development performed by Amdocs personnel located off-shore shall be calculated based upon hours of work per month. OnGoing Support shall be based upon [**] hours of work per month. OnGoing Support shall be based upon a forty
                  (40) hour work week unless otherwise defined in the Order.
                  [**].

         E. Supplier agrees to accept standard, commercial methods of payment and evidence of payment obligation including, but not limited to electronic fund transfers in connection with the purchase of the Material and Services.

3.16     LICENSES AND PATENTS

         A. Except as provided herein, no licenses, express or implied, under any patents, copyrights, trademarks or other intellectual property rights are granted by SBC to Supplier under this Agreement.

         B. SBC grants Amdocs and its Affiliates a license in any materials which are provided to Amdocs during the course of Amdocs' performance under an Order ("SBC Materials"), which license grants rights to use such SBC Materials solely for purposes of the performance by Amdocs of its Services under an Order. Such license shall automatically terminate upon termination or conclusion of the applicable Order. Any such SBC Materials shall be treated as SBC's confidential Information as defined in Section 3.13.

3.17     LIMITATION OF LIABILITY

         A. EXCLUSION OF INDIRECT AND CONSEQUENTIAL DAMAGES. EXCEPT AS PROVIDED IN THIS SECTION 3.18 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST REVENUE, LOST DATA OR LOST PROFITS, ARISING OUT OF ANY BREACH OF THE OBLIGATIONS OF THIS AGREEMENT, REGARDLESS OF THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. HOWEVER, THE FOLLOWING ELEMENT OF LOSS OR DAMAGE, IF PROVED, SHALL BE DEEMED DIRECT OR GENERAL DAMAGES NOT EXCLUDED OR LIMITED BY THE PRECEDING SENTENCE:

              1. LIABILITY, LOSS, OR DAMAGE FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY THE OTHER UNDER THE SECTIONS ENTITLED "COMPLIANCE WITH LAWS," "INDEMNITY,"

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  "INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS," AND "INDEPENDENT CONTRACTOR";

              2. LOSS OR DAMAGE PROXIMATELY CAUSED BY A PARTY'S BREACH OF ITS OBLIGATIONS UNDER THE SECTION ENTITLED "INFORMATION'; AND


              3. LIQUIDATED DAMAGES AND CREDITS PROVIDED UNDER ANY PROVISION OF THIS AGREEMENT.


         B. LIMITATION OF DIRECT AND GENERAL DAMAGES. EXCEPT AS PROVIDED IN THIS SECTION 3.18 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY ORDER OR THIS AGREEMENT FOR ANY DAMAGES IN EXCESS OF ONE MILLION DOLLARS WITH RESPECT TO ANY ORDER, NOR FOR ANY DAMAGES IN EXCESS OF FIVE MILLION DOLLARS UNDER ALL ORDERS OR THIS AGREEMENT. HOWEVER, THE FOLLOWING ELEMENTS OF LOSS OR DAMAGE, IF PROVED, SHALL NOT BE EXCLUDED OR LIMITED BY THE PRECEDING SENTENCES:

              1. LIABILITY, LOSS, OR DAMAGE FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY THE OTHER UNDER THE SECTIONS ENTITLED "COMPLIANCE WITH LAWS," "INDEMNITY," "INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS," AND "INDEPENDENT CONTRACTOR" ; PROVIDED, HOWEVER, THAT, WITH RESPECT TO LOSS, LIABILITY, OR DAMAGE WHICH MAY BE COVERED BY LIABILITY INSURANCE OF THE TYPES REQUIRED IN THE SECTION ENTITLED "INSURANCE," EACH PARTY SHALL AND HEREBY DOES WAIVE ANY CLAIMS DAMAGES IN EXCESS OF THE LIMITS ON INSURANCE MENTIONED IN THAT SECTION;

              2. LOSS OR DAMAGE PROXIMATELY CAUSED BY A PARTY'S BREACH OF ITS OBLIGATIONS UNDER THE SECTION ENTITLED "INFORMATION";

              3. AMDOCS' LIABILITY PURSUANT TO SECTION 3.34(D)(4) TO REFUND AMOUNTS PAID FOR WORK UNDER A CUSTOM SOFTWARE DEVELOPMENT ORDER, WHERE SUCH SOFTWARE FAILS ACCEPTANCE AND HAS NEVER BEEN PUT INTO PRODUCTION; IF THE ARBITRATOR HAS DETERMINED THAT SUCH FAILURE HAS RESULTED SOLELY FROM AMDOCS' FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE EQUAL TO A MAXIMUM OF THE SUM OF AMOUNTS PAID BY SBC FOR SUCH WORK, PLUS ANY LIQUIDATED DAMAGES THAT SBC HAS RECOVERED, EVEN IF THE LIQUIDATED DAMAGES THEMSELVES

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  HAVE REACHED THE ONE MILLION DOLLAR LIMIT PROVIDED IN THE SECOND SENTENCE OF THIS SECTION;

              4. AMDOCS' LIABILITY FOR FAILURE TO MEET ITS WARRANTY OBLIGATIONS TO CORRECT CERTAIN ERRORS AND AMDOCS' LIABILITY FOR LIQUIDATED DAMAGES FOR BREACH OF A SERVICE LEVEL AGREEMENT, BOTH OF WHICH ARE, HOWEVER, SEPARATELY LIMITED AS PROVIDED IN SECTION 3.34(D); AND

              5. SBC's liability to pay for Services rendered OR EXPENSES INCURRED UNDER THIS AGREEMENT OR ANY ORDER THERETO.

3.18     MBE/WBE/DVBE (AND EXHIBITS)

         A. SBC seeks to give minority-, women- and Disabled Veteran-owned businesses the maximum opportunity to participate in the performance of its contracts; current goals are MBE-15%, WBE-5%, and DVBE-1.5%. Within twelve (12) months of the Execution Date of this Agreement, and for each year thereafter, Amdocs commits to goals for the participation of MBE/WBE and DVBE firms (as defined in section 3.20 below entitled "MBE/WBE/DVBE Termination") as follows: MBE - 4% percent annual MBE participation; WBE - 2% percent annual WBE participation; and DVBE - 0% percent annual DVBE participation. These goals apply to all annual expenditures by any entity pursuant to this Agreement with Amdocs. Amdocs agrees to meet in good faith to evaluate with SBC on annual basis whether Amdocs can increase participation over the life of the Agreement.

         B. Attached hereto and incorporated herein as Exhibit A is Supplier's completed Participation Plan outlining its MBE/WBE/DVBE goals and specific and detailed plans to achieve those goals. Supplier will submit an updated Participation Plan annually by the first week in January. Supplier will submit MBE/WBE/DVBE Results Reports quarterly by the end of the first week following the close of each quarter, using the form attached hereto and incorporated herein as Exhibit B. Participation Plans and Results Reports will be submitted to the Prime Supplier Program Manager.

3.19     MBE/WBE/DVBE TERMINATION CLAUSE

         A. Supplier agrees that falsification or misrepresentation of, or failure to report a disqualifying change in, the MBE/WBE/DVBE status of Supplier or any subcontractor utilized by Supplier, or Supplier's failure to comply in good faith with any MBE/WBE/DVBE utilization goals established by Supplier, or Supplier's failure to cooperate in any investigation conducted by SBC, or by SBC's agent, to determine Supplier's compliance with this Section, will constitute

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  a material breach of this Agreement. In the event of any such breach, SBC may, at its option, pursue Termination through the Dispute Resolution procedures of Section 4.7 upon thirty (30) days notice where such breach remains uncured by Amdocs at the end of the notice period. Supplier acknowledges and agrees that SBC shall not be subject to Liability, nor shall Supplier have any right to suit for damages as a result of such Termination.

         B. For purchases under this Agreement by Pacific Bell, Pacific Bell Directory, Pacific Bell Mobile Services, Pacific Bell Information Services, Pacific Bell Communications, and any other entity operating principally in California (collectively "California Affiliates"), Minority and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of Subsection D below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified").

         C. For purchases under this Agreement by any entity that is not a California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of Subsection d. below and are either CPUC-certified or are certified as MBEs/WBEs by a certifying agency recognized by SBC.

         D. MBEs/WBEs must be at least fifty-one percent (51%) owned by a minority individual or group or by one or more women (for publicly-held businesses, at least fifty-one percent (51%) of the stock must be owned by one or more of those individuals), and the MBEs/WBEs' management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, Hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a fifty-one percent (51%) ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the fifty-one percent (51%) rule). "Control" in this context means exercising the power to make policy decisions. "Operate" in this context means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

         E. For purchases under this Agreement by California Affiliates, DVBEs are defined as business concerns that satisfy the requirements of Subsection g. below and are certified as DVBEs by the California State Office of Small and Minority Business
                  (OSMB). The DVBE must be a resident of the State of California, and must satisfy the requirements of Subsection g. below.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         F. For purchases under this Agreement by any entity that is not a California Affiliate, DVBEs are defined as any business concern that satisfies the requirements of Subsection g. below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by SBC.

         G. The DVBE must be (i) a non publicly-owned enterprise at least fifty-one percent (51%) owned by one or more disabled veterans; or (ii) a publicly-owned business in which at least fifty-one percent (51%) of the stock is owned by one or more disabled veterans; or (iii) a subsidiary which is wholly owned by a parent corporation, but only if at least fifty-one percent (51%) of the voting stock of the parent corporation is owned by one or more disabled veterans; or (iv) a joint venture in which at least fifty-one percent (51%) of the joint venture's management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. "Management and control" in this context means exercising the power to make policy decisions and actively involved in the day-to-day management of the business and not merely acting as officers or directors.

3.20     NON-EXCLUSIVE MARKET

         It is expressly understood and agreed that this Agreement does not grant Supplier an exclusive privilege to provide to SBC any or all Material and Services of the type described in this Agreement, nor does it require SBC to purchase or license any Material or Services. It is understood, therefore, that SBC may contract with other manufacturers and suppliers for the procurement or trial of comparable Material and Services and that SBC may itself perform the Services described herein. Furthermore, subject to execution of the Non Disclosure Agreement attached at Exhibit E and the limitations in Section 3.13, SBC may contract with another Supplier to complete, enhance, and/or maintain Pre-existing Works included in Software or Services that were previously delivered to SBC by Supplier pursuant to this Agreement.

3.21     NOTICES

         A. Except as otherwise provided in this Agreement or an applicable Order, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and either (i) delivered in person, or (ii) when received, if provided by an overnight or similar delivery service, or (iii) when received, if deposited in the United States Mail, postage prepaid, return receipt requested, and addressed as follows:

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                      To:  AMDOCS, INC.
                           1390 TIMBERLAKE MANOR PARKWAY
                           CHESTERFIELD, MO 63017
                           ATTN: VICE-PRESIDENT, INVESTOR RELATIONS AND FINANCE

                      To:  SBC SERVICES INC.
                           2600 CAMINO RAMON 4E453
                           SAN RAMON, CA 94583
                           ATTN: DIRECTOR, ENTERPRISE SOFTWARE CONTRACTING

         B. The addresses to which notices or communications may be given by either Party may be changed by written notice given by such Party to the other pursuant to this Section.

3.22     ORDER OF PRECEDENCE

         In the event of any conflict or inconsistency between provisions of this Agreement and the provisions of an Order the following order precedence shall control: (i) The Order; (ii) the Agreement; but only for purposes of such Order and, except for such Order, the terms and conditions of this Agreement shall not be deemed to be waived, amended or modified.

3.23     PRICE

         A. Orders for Custom Software Development and OnGoing Support Services shall be furnished by Supplier in accordance with the prices and expense reimbursement policy set forth in Appendix 1.2(2) and 1.2(4) respectively, attached hereto and made a part hereof, or pursuant to such other prices as may be mutually agreed by the parties in an Order. The prices for all Custom Software Development and OnGoing Support Services in Appendix 1.2(2) and 1.2(4) are effective July 1, 2003 and shall remain firm until June 30, 2004. Thereafter, the rates shall automatically renew each year for a one (1) year period unless either party is notified 30 days prior to the effective date requesting a change in rates. If an increase is warranted, Amdocs shall review such proposed rate increase with SBC in good faith, taking relevant market conditions into account. If the parties are unable to reach agreement on a proposed rate increase, Amdocs may increase pricing in Appendix 1.2(2) and 1.2(4). Such increases may not exceed the increase in the [**], as published in the month preceding the month in which the price increase is proposed. [**]. After the initial labor rate increase, such labor rates shall not be increased more than once in any twelve months period. All increases shall be only in accordance with this Agreement, which changes must be in writing, reviewed by the SBC-Amdocs Leadership Council, and signed by both Parties.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         B. Supplier shall provide the SBC-Amdocs Leadership Council with any generally applicable and published list pricing for Software, professional services, training, and other Materials and Services on an annual basis.

         C. Notwithstanding any other remedies available to Amdocs under this Agreement or under applicable law, payment in arrears of more than [**] days shall bear interest from the date payment is due at the rate of two percent (2%) per annum above the prime rate published by the New York Wall Street Journal unless the amount in arrears is disputed in good faith and until such dispute is resolved. Additionally, and without affecting the foregoing, SBC failure to pay any undisputed payment under this Agreement within sixty (60) days after such payment becomes due shall be considered a material breach of this Agreement by SBC, subject to the provisions of Section 4.7.

3.24     PUBLICITY

         A. Supplier shall not use SBC's or its Affiliates' names or any language, pictures, trademarks, service marks or symbols which could, in SBC's judgment, imply SBC's or its Affiliates' identity or endorsement by SBC, its Affiliates or any of its employees in any (i) written, electronic, or oral advertising or presentation or (ii) brochure, newsletter, book, electronic database, or other written material of whatever nature, without SBC's prior written consent (hereafter the terms in subsections (i) and (ii) of this Section shall be collectively referred to as "Publicity Matters"). Supplier will submit to SBC for written approval, at the address identified in Section entitled "Notices", prior to publication, all Publicity Matters that mention or display SBC's or its Affiliates' names, trademarks or service marks, or that contain any symbols, pictures or language from which a connection to said names or marks may be inferred or implied.

         B. SBC acknowledges that Amdocs is a publicly traded corporation and is therefore subject to certain reporting rules that may require that Amdocs publish certain matters which relate to SBC.

3.25     QUALITY ASSURANCE

         For the term of this Agreement, Amdocs software development organization(s) will have a quality program in place.


         A. CMM Level-3 Assessment. Amdocs' Custom Software development organization(s) that are supporting SBC software development will endeavor in good faith to apply for, schedule, and complete a CMM Level-3 Assessment within three years from the effective date of this agreement, as prescribed by the Software Engineering Institute Amdocs' OnGoing Support resources shall follow the SBC quality assurance program and process.


         B. Supplier Performance Program. Both Parties hereby agree to participate in the Supplier Performance Program ("Program") described below. The Program will assist Amdocs in self-identifying areas of deficiency that may develop in

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  Amdocs' performance as it relates to fulfilling its obligations under this Agreement. Participation in or use of, the Program does not negate or diminish Amdocs' responsibilities as it relates to its requirements to perform its obligation as defined elsewhere in this Agreement nor does it negate, diminish or waive SBC's rights or remedies as defined elsewhere in this Agreement. If there is a conflict between the Program and other sections of this Agreement the other sections of this Agreement shall control. The Parties intent is that documentation requirements under the Program will be satisfied by other documentation obligations provided for elsewhere in this Agreement. Accordingly, the Parties do not anticipate that compliance with the Program will impose upon Amdocs obligations above that otherwise provided for in this Agreement.

                  Amdocs shall:

                           1. Monitor its performance relative to certain mutually agreed measurable performance indices such as Software performance, service performance, and on time delivery. Performance measurements collected for the purposes of the Program will be defined by the parties from time to time.

                           2. Collect and report to SBC the data relating to Amdocs' performance. The data must be entered by Amdocs in SBC's Amdocs Website (currently www.sbcsuppliers.com) in a format that is designated by SBC. Data will be collected and reported periodically.

                           3. Conduct a self-evaluation of its performance based on the analysis of the data reported. In those areas where Amdocs' performance deviates from agreed and identified acceptable performance levels, Amdocs shall develop and submit specific performance improvement plans to SBC detailing Amdocs' plans to correct such deficiencies.

                           4.       Cooperate fully with SBC's supplier
                                    performance management team to coordinate
                                    Amdocs' activities as they relate to the Program. This includes but is not limited to participation in planning meetings, audits, feedback sessions, and issue resolution.

                  SBC shall:

                           1. Work with Amdocs to define by mutual agreement the data requirements that Amdocs will monitor and report.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                           2. Provide Amdocs with access to SBC's supplier website for the purposes of entering Amdocs' data.

                           3. Generate Performance Reports summarizing the data and provide Amdocs with periodic feedback evaluating its performance. SBC's supplier performance management team will assist Amdocs in resolving any internal SBC issues that may impact Amdocs' performance.

                           4. Cooperate with Amdocs to address areas in which the parties agree that SBC can help to improve Amdocs' ability to meet agreed performance metrics.

3.26     RECORDS AND AUDITS

         Supplier agrees that it will:

         A. Maintain complete and accurate records of all amounts billable to and payments made by SBC related to the Material and Services provided by Supplier to SBC, in accordance with Generally Accepted Accounting Principles and Practices, uniformly and consistently applied in a format that will permit audit;

         B. Retain such records and reasonable billing detail for a period of at least three (3) years from the date of final payment for Material and Services;

         C. Provide reasonable supporting documentation to SBC concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute; and

         D. Provide all records required under this Section 3.27 for audit by a mutually acceptable independent third party auditor (who shall have signed a confidentiality agreement with Amdocs substantially in the form of Exhibit C) appointed by SBC at its expense, on reasonable advance notice, no more than once in any twelve (12) month period, and during normal business hours, either (i) in the event of a dispute between SBC and Amdocs hereunder, or (ii) for the purpose of verifying that Amdocs is complying with its obligations hereunder.

3.27     SEVERABILITY

         If any provision of this Agreement is found invalid or unenforceable, such invalidity or non-enforceability shall not invalidate or render unenforceable any other portion of this Agreement. The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s) and the rights and obligations of Supplier and SBC will be construed and enforced accordingly.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

3.28     SUBCONTRACTING

         Where a portion of the Work is subcontracted, Supplier remains fully responsible for performance thereof and shall be responsible to SBC for the acts and omissions of any subcontractor and any temporary worker engaged by Amdocs. Any use of a subcontractor which is not an Affiliate of Amdocs (but not of a temporary worker) must be either set forth in the applicable Order or otherwise communicated to SBC before commencement of the Work. Supplier shall endeavor to obtain and maintain insurance for acts and omissions of subcontractor in material conformity with the Insurance Section of this Agreement. The Supplier agrees to execute a subcontract with every subcontractor such which materially conforms with the terms of this Agreement and, specifically, with the Insurance Section of this Agreement. Furthermore, Supplier agrees to have its subcontractors under the Agreement execute the non-disclosure agreement attached as Exhibit E.

         The parties agree that the temporary workers and Subcontractors engaged by Amdocs may from time to time require access to the premises and facilities of SBC for their participation in the performance of this Agreement and the Orders issued hereunder, and that if so requested by Amdocs, SBC shall deal with the personnel of the Subcontractors and with any reasonable requests of the Subcontractors, in all respects, as if such personnel were the personnel, and such requests were the requests, of Amdocs.

3.29     SURVIVAL OF OBLIGATIONS

         Obligations and rights in connection with this Agreement, which by their nature would continue beyond the Termination or expiration of this Agreement, including, but not limited to, those in the Sections entitled "Compliance with Laws," "Infringement of Third Party Intellectual Property Rights," "Indemnity," "Limitation of Liability", "Publicity," "Severability," "Information," "Independent Contractor" and "Warranty," will survive the Termination or expiration of this Agreement.

3.30     TAXES

         A. SUPPLIER'S rates, fees, and other charges set forth in the Agreement and any Order exclude taxes that SUPPLIER may be called upon to pay as a result of the transaction, except US withholding taxes, that are levied upon, or measured by, the value of sale, services, or license furnished under an Order, or any price or fee paid by SBC under this Agreement, such as a "sales tax" or "service tax", value added tax, goods and service tax, and other similar taxes, U.S. excise tax, and non-US withholding tax (collectively "excluded taxes"), it being understood that SBC is not obligated to pay or to reimburse Amdocs for its own income taxes, which are expressly excepted from the category of excluded taxes.. SUPPLIER shall invoice SBC for such excluded taxes as a separate item on the invoice, listing the taxing jurisdiction imposing the tax and SBC shall pay or reimburse

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  SUPPLIER for such excluded tax when SBC pays its invoice. Non-taxable charges must be separately stated. SBC agrees to pay all applicable excluded taxes to Supplier. Supplier agrees to remit such excluded axes to the appropriate taxing authorities. Supplier agrees that it will honor properly prepared retail sales tax exemption certificates, which SBC may submit, pursuant to the relevant Sales/Use tax provisions of the taxing jurisdiction.

         B. Except as stated in subparagraph c of this Section, Supplier agrees to pay, and to hold SBC harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of Supplier, to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Supplier. Supplier agrees to pay and to hold SBC harmless from and against any penalty or sanction assessed as a result of Supplier doing business with any country subject to U.S. trade restrictions.

         C. Upon SBC's request, the Parties shall consult with respect to the basis and rates upon which Supplier shall pay any taxes or fees for which SBC is obligated to reimburse Supplier under this Agreement. If SBC determines that in its opinion any such taxes or fees are not payable, or should be paid on a basis less than the full price or at rates less than the full tax rate, Supplier shall make payment in accordance with such determinations and SBC shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by SBC, Supplier shall promptly notify SBC. Supplier shall cooperate with SBC and consider any request to contest such determination, but SBC shall be responsible and shall reimburse Supplier for any tax, interest, or penalty in excess of its determination. If SBC desires to request Supplier to contest such collection, SBC shall promptly notify Supplier. If SBC determines that in its opinion it has reimbursed Supplier for sales or use taxes in excess of the amount that SBC is obligated to reimburse Supplier, SBC and Supplier shall consult to determine the appropriate method of recovery of such excess reimbursements. Supplier shall credit any excess reimbursements against tax reimbursements or other payments due from SBC if and to the extent Supplier makes corresponding adjustments to its payments to the relevant tax authority. At SBC's request, Supplier will consider timely filing any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to SBC all such refunds and interest received.

         D. If any taxing authority advises Supplier that it intends to audit Supplier with respect to any taxes for which SBC is obligated to reimburse Supplier under this agreement, Supplier shall (i) promptly so notify SBC, (ii) afford SBC an opportunity to participate with Supplier in such audit with respect to such taxes and (iii) keep SBC fully informed as to the progress of such audit. Each Party

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this section. [**] this section shall [**].

         E. If either Party is audited by a taxing authority or other governmental entity, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in an appropriate and timely manner, so that the audit and any resulting controversy may be resolved expeditiously.

         F. SBC and Supplier agree that they will reasonably cooperate with each other with respect to any tax planning to minimize taxes. The degree of cooperation contemplated by this section is to enable any resulting tax planning to be implemented and includes, but is not limited to: (i) Supplier's installing and loading all of the Software licensed by SBC under this License Agreement and retaining possession and ownership of all tangible personal property, (ii) Supplier installing, loading and/or transferring the Software at a location selected by SBC, and (iii) Supplier delivering all of the Software in electronic form. SBC agrees to bear all reasonable external (paid to third parties), additional expenses incurred by Supplier to comply with the provisions of this subsection. Supplier's cooperation shall not be viewed as any agreement with, or guarantee of, the taxability or non-taxability of the transaction.

3.31     TERM OF AGREEMENT

         A. This Agreement is effective August 7, 2003 and, unless Terminated as provided in this Agreement, shall remain in effect for a term ending August 6, 2008. The Parties may extend the term of this Agreement by mutual agreement in writing.

         B. The Termination or expiration of this Agreement shall not affect the obligations of either Party to the other Party pursuant to any Order previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still in effect.

3.32     TITLE TO WORK

         A. All right, title, and interest in Work produced for SBC under this Agreement shall be treated as provided in this Section. Subsection b. below shall apply where SBC's Order for Custom Software does not include Supplier's Pre-Existing Works. Subsection c. below shall apply where SBC's Order for Custom Software includes Supplier's Pre-Existing Works. Subsection d below shall apply where Work is produced under an Order for programming services, including OnGoing Support Services.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         B. CUSTOM SOFTWARE DEVELOPMENT NOT INVOLVING PRE-EXISTING WORKS. Except as otherwise provided in an Order, when an Order does not involve Supplier's Pre-Existing Works, Supplier hereby assigns and will assign to SBC all rights and interests, including patent and copyrights, in all Custom Software and modifications thereto. Such Custom Software shall become the exclusive property of SBC. SBC shall have the right to obtain and hold in its own name copyrights or other intellectual property protection that may be available or become available in such Custom Software. It is hereby agreed that SBC, its designees or assignees, will be given all reasonable assistance, at SBC's cost, required to perfect such rights, titles and interests. Supplier shall place the following notice on all disks or other media containing a copy of the Custom Software so that it appears when the Custom Software is run or printed out:

                  "This is the confidential, unpublished property of SBC Services, Inc.. Receipt or possession of it does not convey any rights to divulge, reproduce, use, or allow others to use it without the specific written authorization of SBC Services, Inc. and use must conform strictly to the license agreement between user and SBC. Copyright O ____ [insert year] SBC Services, Inc. All rights reserved."

         C. CUSTOM SOFTWARE DEVELOPMENT INVOLVING PRE-EXISTING WORKS. Except as otherwise provided in an Order, the rights and interests applicable to any Order for Custom Software that consists partially of Supplier's Pre-Existing Works ("Supplier Portion") and partially of Custom Software specifically written by Supplier for SBC ("SBC Portion") shall be as follows:

                           1. The SBC Portion shall become the exclusive property of SBC, including title to copyrights and rights to register the copyright in all copyrightable Custom Software in the SBC Portion. The ownership of all rights, including but not limited to copyrights, is hereby assigned to SBC as provided in paragraph b, above.

                           2. The Supplier Portion shall remain the exclusive property of Supplier; provided, however, that SBC shall have an unrestricted, nonexclusive, royalty free, transferable, assignable perpetual license to reproduce, use, modify and sublicense the Supplier Portion. Title to any modification made by SBC shall remain with SBC.

                           3. If the Supplier Portion is to contain Third-Party Software, Supplier must identify such Third-Party Software in the Order. Such Third-Party Software shall be deemed Standard Software and shall remain the property of such other Party. All such Standard Third-Party Software shall be identified on the applicable Order. Supplier shall place the following notice on all disks or other

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    media containing a copy of the Custom
                                    Software, which does not include the
                                    Supplier Portion, and on all Program
                                    Material which does not include the Supplier
                                    Portion, so that it appears when such Custom
                                    Software is run or printed out:

                                            "This contains material which is the
                                            confidential, unpublished property
                                            of SBC Services, Inc. Receipt or
                                            possession of it does not convey any
                                            rights to divulge, reproduce, use,
                                            or allow others to use it without
                                            the specific written authorization
                                            of SBC Services, Inc. and use must
                                            conform strictly to the license
                                            agreement between user and SBC
                                            Services, Inc.

                                            Copyright (C) ____ [INSERT YEAR]
                                            [INSERT NAME OF OWNER OF COPYRIGHT
                                            IN SUPPLIER PORTION]

                                            Copyright (C) ____ [INSERT YEAR] SBC
                                            Services, Inc. All rights reserved."

         D. ONGOING SUPPORT. With the exception of Pre-Existing Works which are licensed to SBC pursuant to Section 3.33(C)(2), Software and Program Material produced by Amdocs personnel under this Agreement as a contribution to Software or Program Material jointly developed or jointly modified by Amdocs personnel and SBC personnel shall be deemed to be "work made for hire" under the United States Copyright Act, and SBC shall be deemed to be the author of such Software and Program Material under the Copyright Act, to the fullest extent allowed under the Copyright Act, and Amdocs hereby assigns and will assign to SBC all rights, title and interest it may have in such Software and Program Material, including patents and copyrights, in the event that any such Software and Program Material is not eligible for treatment as a work made for hire, Amdocs shall assign and hereby does assign to SBC all rights, title, and interest in all Software and Program Material produced via joint development, with the sole exception of Pre-Existing Works which are licensed to SBC under Section 3.33(C)(2).


         E. Notwithstanding anything to the contrary herein, the parties recognize that Amdocs retains the right to design or develop software or documentation, or otherwise perform services for any other Amdocs customer, which activities may result in the creation of intellectual property, software, documentation or related materials that are substantially similar to the Software or Materials delivered to SBC hereunder. SBC shall have no interest in such activities of Amdocs, and SBC shall neither inhibit nor impair (directly or indirectly) Amdocs from engaging in such activities so long as Amdocs does not utilize the same personnel whom performed Services for SBC on such substantially similar activities for other customers, and does not infringe or misappropriate (i) SBC's copyrighted works or any derivative work based thereon, (ii) SBC Patents,
                  (iii) SBC's Information, or (iv) SBC Materials. For purposes of this Section E, "SBC Patents" are defined as those issued patents which are owned by SBC.


                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         F. In any event, SBC shall notify Amdocs if SBC files for patent(s) in the Work or a portion thereof, and SBC shall not file suit against Amdocs in relation to the Assigned Patent(s) until SBC (i) notifies Amdocs of the alleged patent infringement; (ii) provides Amdocs with a reasonable period of time to investigate the claim; (iii) negotiates in good faith pursuant to reasonable commercial terms for an appropriate patent license to cover Amdocs and such other customers; and
                  (iv) allows Amdocs a commercially reasonable amount of time not more than one hundred and twenty (120) days to modify the alleging infringing materials to resolve the matter.

3.33     AMDOCS WARRANTIES

         A. Warranty for Custom Software Development Orders. Subject to the limitations set forth in Section 3.34(D) Amdocs will fix at no charge to SBC any Error in the Custom Software created under a Qualified Custom Software Development Order, which Error is identified during the Warranty Period and results solely from the negligent acts or omissions of Amdocs.

                           1. For purposes of this Agreement, a "Qualified Custom Software Development Order" is any Order for Custom Software Development (i) that is performed with Amdocs Management Oversight, (ii) where System Test is under Amdocs responsibility, (iii) unless otherwise agreed in the applicable Order.

                           2. For purposes of this Agreement, the Warranty Period is [**] days commencing upon delivery into Acceptance Test, unless otherwise mutually agreed in the applicable Order.

                           3. For purposes of this Agreement, Management Oversight occurs where a party is responsible for the day to day direct decision making pertaining to applicable development resources - whether SBC, or Amdocs, or both - assigned to the completion of the deliverables.

                           4.       The parties acknowledge that, [**].
                                    Therefore, the parties agree that such
                                    definitions will be replaced by different, mutually agreed mechanisms provided in the applicable Order.

                           5. In order to effectuate the above warranty, the "Form of Order" for Custom Software Development (Appendix 3.37) attached to the Master Agreement shall include line items specifying:

                                    i.      Management Oversight by: ____

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    ii. Party responsible for System Test:
                                    _________

                                    iii. Warranty: Applies / Not Apply.

                                    iv. If the above items ((i)-(iii)) are not specified, the warranty shall apply, provided that the Order constitutes a Qualified Custom Software Development Order.

                           6. For avoidance of doubt, unless otherwise agreed (including, without limitation, pursuant to Section 3.34(A)4), no warranty is offered in a Custom Software Development Order that does not constitute a Qualified Custom Software Development Order.

                           7. Upon mutual agreement of the parties, this Warranty for Custom Software Development may be amended or supplemented in the Order, including via the implementation of a Service Level Agreement pursuant to Section 5.8.

         B.       OnGoing Support Orders

                  Subject to the limitations set forth in Section 3.34(D), Amdocs shall perform the OnGoing Support Services in a good and workmanlike manner, at or above industry standards. Under this warranty, Amdocs shall fix Errors in the OnGoing Support Services which result solely from negligent acts or omissions of Amdocs, to the extent and in the manner as follows:

                           1. For Amdocs' OnGoing Support personnel which augment SBC's development teams by providing development work, SBC shall be entitled to require such personnel to reperform Services containing software Errors, at no charge to SBC, provided such Errors (i) are reported to Amdocs within [**] days commencing upon delivery into Acceptance Test, and (ii) occur as the result of Amdocs' sole responsibility.

                           2.       OnGoing Support personnel providing
                                    Production Support in a defective manner shall reperform the defective Services until such defects are corrected, at no charge to SBC, provided such defect(s) are reported to Amdocs within [**] days after the work was originally delivered to SBC, and provided SBC did not contribute to the defect(s).


                           3.       Amdocs OnGoing Support personnel shall
                                    [**]

                           4. In addition to the above remedies, if any Amdocs OnGoing Support personnel are not performing to SBC's reasonable satisfaction, the parties shall


                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                                    attempt to resolve problem within [**] days after the date in which SBC escalates the matter to Amdocs' Project Manager. [**].

         C. Additional Supplier Warranties. Subject to the limitations set forth in Section 3.34(D). Supplier additionally represents and warrants that:

                           1. There are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on Supplier's ability to fulfill its obligations under this Agreement;

                           2. Supplier will promptly notify SBC if, during the term of this Agreement, Supplier becomes aware of any action, suit, or proceeding, pending or threatened, which may have a material adverse effect on Supplier's ability to fulfill the obligations under this Agreement or any Order;

                           3. Supplier has all necessary skills, rights, financial resources, and authority to enter into this Agreement and related Orders and to provide or license the Material or Services;

                           4. No consent, approval or withholding of objection is required from any entity, including any governmental authority with respect to the entering into or the performance of this Agreement or any Order;

                           5. The Material and Services will be provided free of any lien or encumbrance of any kind; and

                           6.       Supplier shall not intentionally or
                                    knowingly insert into the Material any
                                    Harmful Code at any time.

         D.       Limitations on Amdocs Warranties.

                  1. Amdocs' warranty obligations to correct Errors or re-perform Services pursuant to Section 3.34 or otherwise in the Agreement, coupled with any Liability for Liquidated Damages for breach of a Service Level Agreement pursuant to Section 5.8, shall together be limited in each Order to a total amount equal to [**]percent ([**]%) of the fees paid to Amdocs under each Order. The parties shall calculate such cap based upon the total value of the applicable Custom Software Development Order. Any Services performed to fix an Error or otherwise remedy a breach of warranty above the aggregate cap shall be chargeable to SBC (i) at an hourly rate for OGS as stated in the Order; or (ii) in the case of

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                           Custom Software Development, at a derived hourly rate for fixed bid using the per resource fixed bid rate in the Order; provided however (iii) Appendix 1.2(4) will be utilized if the Order does not specify the applicable rates. During the term of the Agreement, [**] under the Order shall be [**]. For SBC Affiliates other than [**], the parties shall negotiate in good faith the required levels of allocated resources required under fixed bid Custom Software Development Orders for the performance of support for non-warranty Services, including Production Support.

                  2. SBC acknowledges that the performance by Amdocs of its obligations under this Agreement is dependant upon the performance by SBC of certain obligations and the SBC Responsibilities as defined in Section 3.35(the "SBC Responsibilities"). To the extent that SBC fails to comply with the SBC Responsibilities, and such failure results in Amdocs' inability to perform its obligations, Amdocs shall provide written notice to SBC of the failure to comply with SBC Responsibilities. SBC shall be granted a period of [**] days to cure its failure to comply with the SBC Responsibilities. If SBC has not cured its failure within the cure period, then Amdocs is entitled to refer the matter for dispute resolution pursuant to
                           Section 4.7. During the cure period and the pendency of the dispute resolution process, Amdocs shall be relieved of its obligations and Liability in the performance of the Services (including the warranty obligations stated above) for that portion of the Services which are impacted by SBC's failure to fulfill the SBC Responsibilities.

                  3. If at any time during the warranty period for Software SBC believes there is a breach of any warranty, SBC will notify Supplier setting forth the nature of such claimed breach. Supplier shall promptly investigate such claimed breach, and shall either (i) provide Information that no breach of warranty in fact occurred or (ii) [**], promptly use its best efforts to take such action as may be required to correct such breach under the Warranty. In conducting its investigation of the alleged breach of warranty, Supplier may utilize where appropriate and mutually agreed, OnGoing Support Services personnel (to the extent that Amdocs is performing such OnGoing Support Services), [**].

                  4. SBC's sole remedy and Amdocs' sole obligation and Liability under the warranties stated in this Section and/or Agreement is for Amdocs to correct the breach of warranty by fix or replacement of

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713


                           the portion of the Software subject to the Error, provided however if the parties have agreed to [**]; and (ii) where such fix or replacement fails to occur after reasonable opportunity to cure (as set forth in Sections 5.2 and 5.3) during Acceptance Tests, and [**] under any applicable Service Level Agreement then Amdocs may be required by The Arbitrator to provide a refund of the fees paid for the Software under the Order giving rise to the breach of warranty, in the following circumstances: Where the Arbitrator rules that (x) the uncured breach is Amdocs' sole responsibility and (y) the breach is such that the Software cannot pass Acceptance Tests and cannot be placed into production. In the event of a refund under this Section 3.34(D), SBC shall return all deliverables associated with the Project. THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS, OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH AMDOCS EXPRESSLY DISCLAIMS.


3.34     SBC WARRANTIES AND RESPONSIBILITIES

         A.       SBC represents and warrants:

                      1. There are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on SBC's ability to fulfill its obligations under this Agreement.

                      2. SBC will promptly notify Amdocs if, during the term of this Agreement, SBC becomes aware of any action, suit, or proceeding, pending or threatened, which may have a material adverse effect on SBC's ability to fulfill the obligations under this Agreement or any Order.

                      3. No consent, approval or withholding of objection is required from any entity, including any governmental authority with respect to the entering into or the performance of this Agreement or any Order.

                      4. SBC shall reasonably provide necessary co-operation, information, decisions and approvals requested by Amdocs during the course of the Services.

                      5. SBC shall install and maintain the environment for the System unless otherwise specified in the Order.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                           6. SBC shall undertake all efforts reasonably required to ensure the co-operation of third-party vendors who are not under the direct control of Amdocs, and to manage such third party vendors as required for the performance of the Services and the Custom Software Development.

         B. SBC Responsibilities. In addition to the warranties and representations provided above, SBC shall perform the SBC Responsibilities as specified in the Agreement and/or the applicable Order, including but not limited to the following:

                           1. Any SBC personnel performing services in conjunction with Amdocs' Services (either OnGoing Support or Custom Software Development) shall possess appropriate training and experience in relation to their assigned tasks.

                           2. SBC shall provide the agreed upon number and type of personnel as specified in order for purposes of properly fulfilling the tasks that SBC undertakes in conjunction with a Project or Order.

                           3.       SBC shall perform its services in
                                    conjunction with any Order under this
                                    Agreement in a good and workmanlike manner, at or above industry standards.

                           4. SBC shall correct at its expense any Error in the Software or deficiencies in the services which result solely from the negligent acts or omissions of SBC.

                           5.       Subject to the limitations contained in
                                    Section 3.34(D), and the requirement for SBC to maintain Production Support to cover non-warranty work contained in Section 3.34(D), Amdocs and SBC shall negotiate in good faith (including using executive escalation procedures where necessary) to resolve any disputes over responsibility for correction of Errors or deficiencies.

3.35     ORDERS

         A. SBC may order Material and Services by submitting Orders in connection with this Agreement. The parties will strive to submit Orders that are substantially in the format of Appendixes 3.36 and 3.37, specifying the following information, among other things, as called for by Appendixes
                  3.36 and 3.37:

                           1.       A description of the Services and/or
                                    Material;

                           2.       The requested Delivery Date;

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                           3. The applicable price(s) or estimates thereof (as applicable);

                           4. The location to which the Material is to be shipped, or the site where Services will be rendered;

                           5. A statement of any terms and conditions that are in addition to, or different from, or modify the terms and conditions contained in this Agreement.

                           6. The location to which invoices are to be rendered for payment; and

                           7.       SBC's Order number.

         B. The terms in this Agreement shall apply to Orders submitted in connection with this Agreement, and preprinted terms on the back of any Order shall not apply.

ARTICLE IV - LEADERSHIP COUNCIL, PROJECT MANAGEMENT

4.1      RELATIONSHIP MANAGEMENT

                  The Parties shall approach the relationship with Amdocs performing as an extension of SBC Information Technology, subject to Section 6.7 of this Agreement (Independent Contractor). Amdocs will bring its expertise, knowledge and technology solutions to SBC Information Technology, through the Leadership Counsel, and shall work in concert with the SBC Information Technology organization in bringing solutions to SBC business units.

                  Amdocs will reasonably endeavor to solicit the active participation by the respective SBC/Amdocs Leadership Council Representative, prior to presentation of IT related solutions to the SBC Business Unit, and Amdocs will reasonably endeavor to solicit the active participation by the respective SBC/Amdocs Leadership Council Representative where appropriate in meetings with SBC business units.

                  It is SBC's expectation that Amdocs and SBC will approach each specific engagement with the end of transitioning future development, testing, operations, and management to SBC IT employees under a timeframe and in accordance with Services that will be defined and agreeable to both Parties and specified in the applicable Orders.

4.2      LEADERSHIP COUNCIL

                  The parties agree to participate in the SBC Amdocs Leadership Council. The purpose of the Leadership Council is to provide a forum for SBC IT, SBC

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  Business Unit Clients, Procurement, and Amdocs to discuss performance issues and relationship opportunities. In general, the Leadership Council will:

         A. Review standard performance metrics as part of their standing agenda.

         B. Share all enterprise solutions, technologies and practices as requested by SBC and proposed by Amdocs.

         C.       Meet quarterly, or more frequently as required.

         D.       Be facilitated by the SBC IT Amdocs Chairperson.

         E. Consist of SBC and Amdocs membership which shall be comprised of equal numbers of representatives from both Amdocs and SBC in IT, Project Management, and Procurement who are responsible for managing the SBC/Amdocs Customer/Supplier relationship.

         Additionally, the SBC/Amdocs Leadership Council will resolve all ambiguities, clarifications, definitions or other issues relating to the intent of a term, document or other element contained in a Project managed or directed by SBC.

4.3      SBC AMDOCS CHAIRPERSON

         SBC agrees to assign a chairperson with general oversight responsibility for the SBC-Amdocs relationship. This individual will:

         A. Serve as the chairperson for the SBC/Amdocs Leadership Council and is responsible for general oversight of the Amdocs partnership.

         B. Serve as the central point for all new services and products purchased by SBC from Amdocs:

                           1. Receive notification of all intentions to consider and/or utilize Amdocs well in advance of any negotiations or commitments.

                           2. Work with IT Lead from applicable SBC ITS team to ensure consistency of Amdocs engagement.

         C. Receive notice of all credits due from Amdocs, track all credits due in a centralized database, and licenses from Amdocs regardless of the application. Individual application leads will manage utilization of credits within their area. Amdocs will provide such information as reasonably requested, but no less than on a quarterly basis.

4.4      PROPOSED PROJECTS

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         A. Whenever SBC is considering contracting with Amdocs for a proposed Project, SBC's and Amdocs' Leadership Council representatives shall make reasonable efforts to meet or otherwise discuss the project. A draft describing the Software and the functionality required for such proposed Project may be prepared and submitted by SBC to Amdocs. Such description may include the name of the proposed Project, the name, address and telephone number of SBC's Project Manager, any special time requirements for the proposed Project, the platform on which the Software is to operate and the programming language desired, any methods or criteria for testing the Software (in addition to or different from those specified elsewhere in this Agreement), and any other conditions which are significant to SBC in considering the assignment of such Project.

         B. Upon reasonable time to review the requirements, Amdocs shall notify SBC as to whether Amdocs will submit to SBC a Proposal Statement for the proposed Project. If Amdocs elects to submit a Proposal Statement, it shall include, but not be limited to, each of the following items whenever such item is applicable to the Project:

                           1. Amdocs' interpretation of the initial scope of the functional specifications based on Amdocs' knowledge of SBC's technology direction, hardware, and software standards for such Project, and any Standard Software which will be used as a part of the Software, if applicable;

                           2. Amdocs' license fees, and maintenance support fees, for any Standard Software which may be included in the Software, if applicable;

                           3. Amdocs' estimate of the costs for the development of the Custom Software. Such estimate shall be in sufficient detail that SBC may readily determine the costs applicable to the computer environment, Services, labor time and Material. Such estimate shall provide either (i) a fixed fee, or (ii) an express statement that Amdocs proposes to accomplish the development work on a time and charges basis; and

                           4.       The anticipated Delivery Date for the
                                    Software.

         C. Such proposals shall include a breakdown of the estimated hours and expenses. Estimates are provided based upon then-current information, and factors arising during the preparation of the Order may necessitate proposed changes in resource estimates and/or expenses.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         D. Each such Proposal Statement shall be subject to SBC's written acceptance, and any such Proposal Statement may be modified as agreed by the Parties prior to placing an Order for Services.

         E. Within a reasonable time after receiving Amdocs' written Proposal Statement covering any proposed Project, SBC shall notify Amdocs in writing of SBC's acceptance or rejection of such Proposal Statement. SBC shall also identify any requirements that have not already been addressed by Amdocs in the Proposal Statement.

         F. If accepted, the Parties shall prepare an Order for Software and/or Services substantially similar to Appendixes 3.36 or 3.37, as applicable. Unless otherwise agreed in the Order, SBC shall incur no obligation, cost, or expense as a result of Amdocs' preparation of a Proposal Statement, nor SBC's rejection of same. Amdocs shall have no Liability in connection with (i) a Proposal Statement; (ii) an Order unless executed by both Parties; or (iii) rejection of a draft Order.

         G. SBC shall have no obligation under this Agreement to compensate Amdocs for any Services rendered absent the execution of an Order. If SBC requires Amdocs to initiate work efforts prior to the execution of an Order, the parties will confer with the Leadership Council members as to whether a temporary letter of intent may be executed while the Order is under review.

         H. When such an Order is executed by SBC and Amdocs, Amdocs shall proceed to develop such Custom Software or provide the applicable Services, in compliance with the Specifications contained with such Order.

4.5      PROJECT MANAGEMENT

         A. Amdocs and SBC shall each designate a Project Manager, and shall identify those individuals on the Order. The Project Managers shall act as the primary interface between the Parties during the development of Software and Delivery of Services by Amdocs. The Parties' respective Project Managers shall be responsible for ensuring the continuity of communications between the Parties as the Project proceeds.

         B. On a periodic basis during the development of Software, the Parties shall meet in order for Amdocs to inform SBC of the status of the Project. Such meetings shall include each Party's Project Manager as well as appropriate additional personnel, and where appropriate upon request Amdocs shall provide SBC at each such meeting with a written status report on the work being performed by Amdocs. Alternatively, the parties may elect to forego all or some of such meetings and may agree that Amdocs may simply provide SBC with periodic written reports on the status of the projects being undertaken by Amdocs under this Agreement and

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  related Orders, including appropriate financial information. The frequency of meetings and status reports shall be determined by the Project Managers.

         C. SBC may inspect any work and all related data and Documentation being performed by Amdocs, including work being performed at Amdocs' premises, upon reasonable prior notice. SBC shall conduct any such inspection in a manner which causes no delay or material disruption to the performance of the Project.

         D. A Party shall notify the other in a timely fashion of any anticipated or known delay in the performance of any of its responsibilities and shall include all relevant information concerning the delay or potential delay. Any delay by SBC shall increase any dependent Amdocs deadline or milestone by a period at least equal to the amount of the SBC delay. In such event the parties will employ the agreed change management protocols to document the resultant changes to the Project Plan and anticipated fees and expenses.

         E. Any Project change, which reflects a material change in price or schedule, must so specifically state in writing and be approved by both Parties in writing before a change is implemented by a party.

         F. In the event there is a dispute that will materially impact a Project that is not resolved by the Parties' Project Managers, each Party shall be entitled to submit notice of the dispute to the other Party in writing, described in complete detail, and signed by an authorized representative of the disputing Party. Within fifteen (15) days after a Party receives a written description of the dispute, a meeting shall be conducted between the Parties' respective account managers to resolve the dispute. If the dispute is not resolved within fifteen (15) days after the initial dispute resolution meeting, the dispute shall be escalated to the higher management levels of the respective organizations. If the issue is not resolved within 30 days following the meeting at the management levels, the dispute may be escalated to the next meeting of SBC Amdocs Leadership Council.

         G. If SBC, within [**] days after commencement of work by an individual provided by Amdocs, determines, in its sole discretion, that the individual does not demonstrate the training or the skills to perform the services in a satisfactory fashion or is not performing the services in a professional, effective and efficient manner, the Parties' Project Managers will attempt to resolve the matter within [**]) days. If the Parties [**], Amdocs shall [**]. In addition to the above remedies, if any Amdocs OnGoing Support personnel are not performing to SBC's reasonable satisfaction, the parties shall attempt to resolve problem within fourteen
                  (14) days after the date in which SBC escalates the matter to Amdocs' Project Manager. [**] shall be [**].

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         H. In the event Amdocs subcontracts all or a portion of the Project to a subcontractor the following will apply. Amdocs shall notify SBC in advance of utilizing a subcontractor in accordance with Section 3.29, and such subcontractors shall be identified by company name and work location on the Order. Amdocs shall warrant that the subcontractor's plans, resources, procedures, tools, methodologies, and standards for Software have been reviewed by Amdocs prior to selecting a subcontractor and the plans, resources, procedures, tools, methodologies, and standards of the subcontractor meet the project's requirements for deliverable quality, integration, and SBC's Delivery Date(s) for Software. SBC reserves the right to reasonably review and approve any or all subcontractors used. Where required under the terms of the applicable Order, Amdocs shall be responsible for all Acceptance testing including unit, chain, stress and end-to-end production validation as part of the Delivery of subcontractor's Materials and/or Services to Amdocs and Amdocs shall review and/or audit the activities and work product(s) of subcontractor for managing the Software subcontract and reporting results to SBC, in accordance with the Order. Notwithstanding the foregoing, Amdocs will not be required to identify to SBC the name of a subcontractor that is an Affiliate of Amdocs, provided that Amdocs will be responsible for performance by such subcontractor as specified in this Section.

         I. Knowledge transfer to the SBC named team is to be included as a part of every Project to the extent, and in the manner specified in the applicable Order. This may include, but not be limited to, design walkthroughs, detailed design reviews, test result walkthroughs, processing and job flow review, operational and architectural review, environment review and any other reasonable request at SBC's sole discretion, and the appropriate documentation as provided by Supplier.

         J. If required by SBC and specified in the Order, Amdocs shall supply Project related personnel for a post-termination transition period during which Amdocs' personnel remain on site, or available for consultation. The fees shall be no more than Amdocs' then-current standard rates, and the time frame for such a transition period shall be determined by SBC and specified in the Order.

4.6      HARDWARE AND THIRD PARTY SOFTWARE CONSIDERATIONS

         A. SBC does not accept bundled hardware and software costs. Where a solution is proposed containing hardware resale from Amdocs, Amdocs shall breakout the hardware component.

         B. All hardware and third party software acquisitions by SBC through Amdocs should either align with SBC ITS corporate standards and strategic direction or be supported by an authorized Technology Strategies and Standards ("TSS")

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  exception, in either case as determined by SBC and as such determination is communicated to Amdocs.

         C. All hardware and third party software purchases by SBC through Amdocs will be managed through its defined acquisition process.

         D. Except as otherwise agreed and provided in the Order, the terms and conditions governing the supply, warranty and maintenance, and other aspects of hardware and third party software purchases by SBC through Amdocs will be the terms and conditions offered by the relevant manufacturer(s) or vendor(s).

         E. Amdocs has, from time to time, reseller agreements with manufacturers and/or vendors of hardware and third parties' software. SBC may allow Amdocs to submit bids to SBC to purchase such components through Amdocs.

4.7      DISPUTE RESOLUTION

         A. Executive Escalation Process. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement or any Order promptly by negotiation between the Parties, including the following escalation process:

(i) SBC's IT Director/Exec Director and Amdocs' Director           Between seven (7) and fourteen (14) days

(ii) SBC's Asst. Vice President and Amdocs Vice President          Between seven (7) and fourteen (14) days

(iii)SBC - Amdocs Leadership Council                               Between seven (7) and fourteen (14) days

(iv) SBC Vice President and Amdocs Division President              Between seven (7) and fourteen days

                  If any escalation level does not resolve any matter to the parties' mutual satisfaction, the persons at such level will jointly brief and provide the next level with all information and background material necessary to resolve the matter through negotiations. Such procedure shall not prejudice any other rights hereunder (e.g., specified time periods shall be extended as necessary to allow for completion of the escalation procedure time periods).

         B. BINDING ARBITRATION. If the Parties are unable to promptly resolve a dispute informally as specified in the preceding Section, the matter shall be escalated to the SBC chief information officer and the Amdocs chief executive officer. After

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  such senior management escalation, if the dispute nonetheless remains unresolved, the Party alleging a material breach (the "Moving Party") may initiate arbitration by providing the other Party written notice of its intent to arbitrate. For the avoidance of doubt, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, which cannot be resolved using the executive escalation procedures, shall be finally resolved under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. If the Parties are unable to agree upon an arbitrator within twenty (20) business days of the Moving Party's written notice to arbitrate, the Moving Party may request the American Arbitration Association ("AAA") to appoint an arbitrator. The AAA shall select an arbitrator who can promptly proceed with and strive to conclude the arbitration as specified herein. If a dispute is submitted to an arbitrator, it shall be finally resolved through binding arbitration in New York, New York, according to the Rules of the AAA, except as modified herein. The award rendered by the arbitrator shall be final and binding on the Parties and shall be deemed enforceable in any court having jurisdiction thereof. The arbitration shall be heard by a single arbitrator who shall by training, education, or experience have knowledge of the general subject matter of this Agreement. The arbitrator shall have only the power to award damages, injunctive relief and other remedies to the extent the same would be available in a court of law having jurisdiction of the matter, except that the arbitrator shall not have the power to vary from the provisions of this Agreement. The arbitrator shall promptly commence the arbitration proceeding with the intent to conclude the proceedings and issue a written decision stating in reasonable detail the basis for the award, which must be supported by law and substantial evidence, as promptly as the circumstances demand and permit, but generally no later than ten (10) weeks after the arbitrator's appointment. Each Party acknowledges that it is giving up judicial rights to a jury trial, discovery and most grounds for appeal under the foregoing provision.

         C. The prevailing Party shall be entitled to recover from the non-prevailing Party the reasonable attorneys' fees, expenses and costs incurred by the prevailing Party in any arbitration.

         D. The exercise of any remedy provided in this Agreement does not waive the right of either Party to resort to arbitration.

         E. During dispute resolution proceedings, including arbitration, the Parties shall continue to perform their obligations under this Agreement, except for those obligations directly related to the dispute at issue. HOWEVER, SBC'S OBLIGATION TO CONTINUE TO PERFORM ITS OBLIGATIONS DOES NOT IN ANY WAY LIMIT SBC'S RIGHT AND POWER TO TERMINATE ANY ORDER FOR CONVENIENCE AT ANY TIME.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713


ARTICLE V - SPECIAL SOFTWARE TERMS



5.1      STANDARD SOFTWARE LICENSE AND LICENSE FEE

         Any Standard Software licensed to SBC prior to the date of this Agreement will continue to be licensed in accordance with the terms of the applicable agreement(s), except as otherwise agreed by the parties and specified in an Order. Any additional or different Standard Software not previously licensed by Amdocs shall be subject to separate agreement(s) to be negotiated by the parties, unless otherwise agreed to in an Order.

5.2      CUSTOM SOFTWARE DEVELOPMENT

         A. Amdocs shall develop the Custom Software in compliance with the applicable Order. During the development process, SBC shall assist Amdocs and cooperate with Amdocs by making employees available to Amdocs for consultation and providing information, facilities, equipment and data required for the performance of the Services. The Parties shall mutually develop a project plan utilizing project management methodologies agreed to by the parties, and predicated upon the project's requirements. The project plan shall include deliverables, milestones and reviews.



         B. In accordance with the project plan and applicable Specifications, Amdocs shall develop, complete, and deliver to SBC all programming to be included in the Software. All Software developed by Amdocs shall be documented concurrently with its programming. In accordance with the Project plan, SBC shall provide to Amdocs the relevant test and interface data and test scripts. All Software provided to SBC hereunder shall be tested (including unit subsystem and system testing) and debugged by Amdocs, unless otherwise specified in the Order.


         C. After the completion of such testing and debugging, Amdocs shall deliver (and install, if applicable) such Software to SBC on or before the scheduled Delivery Date set forth in the applicable Order. Delivery shall be in accordance with Section
                  5.6. The protocol for Acceptance Tests after Delivery is described below in Section 5.3.

         D. The respective Project Managers of each party shall meet at such intervals as determined in the Order or as they determine to be necessary, to track the actual time and charges incurred against the Project plan and Project resource plan and to prepare an explanation of any variance in excess of any limits fixed by the Order between projected and actual time and charges. The respective Project Managers shall review each party's progress in meeting its objectives under the Project plan. Upon the request of SBC's Project Manager, Amdocs' Project Manager will provide a written progress report identifying any circumstance (including but not limited to any discovery of ambiguity in any previously

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  approved Specifications) coming to light since the previous such meeting which is likely to result in (i) a delay in Amdocs' ability to meet its due dates, or (ii) a proposed adjustment in projected amounts likely to be billed to SBC for time and charges, or (iii) both such a proposed adjustment and a such a delay. The report will provide Amdocs' best estimate of the length of such projected delay and the amount of such proposed adjustment to time and charges. To the extent that any such circumstance is shown to have resulted from a failure of SBC (including any contractor or subcontractor of SBC) to meet its obligations with respect to the Project, Amdocs shall be granted an equitable extension of time and an equitable adjustment of the fixed or estimated fee to the extent necessary to remedy SBC's failure to meet its obligations. Amdocs waives any and all claims for any such equitable extension or adjustment to the extent that it is based on any such circumstance in which Amdocs failed to notify SBC within one month (or otherwise specified in the Order) of Amdocs' recognition of the problem.

         E. Each equitable extension of time and each equitable adjustment of any fixed or estimated fee shall be recorded in a Change Order which shall be prepared in the form of Appendix 4.18 and executed by the respective Project Managers of each party. In addition, if SBC desires to make a change in any previously approved specifications, then SBC shall deliver a change request to Amdocs, and Amdocs shall respond by providing a written change quote specifying any proposed adjustment to time and charges that Amdocs believes necessary to effectuate the change. If SBC accepts the proposed change, the parties shall complete a Change Order using Appendix 4.18. Each such Change Order shall become an amendment to the applicable Order when signed by the respective Project Managers for each party, except that any Change Order which results in an estimated or actual increase in charges to SBC in excess of the original approved amount of the Order will require the approval of SBC's original signatory to the Order (or functional equivalent) in accordance with SBC's Schedule of Authorization.

         F. If Program Material or Software is not delivered to SBC (and installed, if applicable), on or before the scheduled Critical Performance Milestone Date or Delivery Date therefore (as extended by any Change Order), the parties shall follow the dispute resolution process defined in Section 4.7. If, as a result of the dispute resolution process, the Arbitrator determines that such failure is due to Amdocs' sole fault, SBC may, at its option:

              (i) [**] scheduled Critical Performance Milestone Date or Delivery
                  [**]; or

              (ii)[**] the Order covering such Software [**] Custom Software
                  [**] in accordance with the [**] Order. Amdocs shall [**]; or

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

              (iii)[**] the Order covering such Software [**] under the Order, provided however that [**].

              (iv)[**] pursuant to this Section 5.2(F)(i)-(iii), inclusive, each party shall [**]

         G. If the applicable Order states that Amdocs is to install the Software, Amdocs shall certify to SBC that the Software has been installed and tested by delivering to SBC a certificate of installation.

         H. From time to time SBC may authorize Amdocs to use computer systems that are physically located on SBC's premises pursuant to Section 6.4. Such authorization shall be limited to Projects specified in writing by SBC.

         I. Supplier shall notify SBC as soon as reasonably possible of any Custom Software issues and risks that are identified by Supplier staff and provide Custom Software development progress reports as reasonably requested by SBC.

5.3      ACCEPTANCE OR REJECTION

         A. After the delivery of the Software or SBC's receipt of Amdocs' Certificate of Installation, if applicable, SBC will start the System Certification Testing ("Acceptance Test Period").

         B. During the Acceptance Test Period, SBC will notify Amdocs immediately in writing of any inconsistency(ies) with the Specifications found by SBC, and Amdocs will promptly correct such inconsistency(ies) and deliver to SBC the resulting corrections. SBC shall have the right to test the Software after such corrected and/or completed Software is redelivered to SBC, and such corrected and/or completed Software shall thereafter be subject to SBC's acceptance or rejection under this Section. The Acceptance Test Period shall be extended by the greater of either (i) [**] during which [**] the Software, or (ii) when applicable, [**] in the Software and which [**]


         C. If the Software conforms with the terms of the applicable Order during the Acceptance Test Period, SBC shall sign and deliver a copy of an Acceptance Letter substantially in the form of Exhibit A ("Acceptance Letter") to Amdocs after the completion of the Acceptance Test Period. If SBC fails to send an Acceptance Letter, or to inform Amdocs of the rejection of the Software, within two (2) business days after the conclusion of the Acceptance Test Period, then the Software is deemed to be accepted at the end of such Acceptance Test Period.



         D. [**] any Software [**] during the Acceptance Test Period [**] prior to the date [**]. However, [**] the Acceptance Test Period shall [**].


                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         D. Any Program Materials other than Custom Software are deemed accepted upon delivery, subject to Amdocs' responsibility to correct Errors in such Program Materials as set forth in
                  Section 3.34.

5.4      TECHNOLOGY STANDARDS

         Amdocs and SBC agree that all architecture and design decisions specified in the corresponding Orders will adhere to the following fundamental concepts where technically feasible and commercially reasonable and referenced in the applicable Order:

         A. At no additional cost to SBC, Supplier's Custom Software coding shall be documented, and use of "hard-coded" values shall require the approval of SBC. The reuse of common sub-routines, and use of open application interfaces ("API") and open industry standard interfaces to help enable rapid time to market shall be required.

         B. Such other concepts and guidelines (e.g. single approved GUI and common security scheme) as may be adopted by SBC and communicated to Amdocs after execution of this Agreement.

5.5      SOURCE CODE AVAILABILITY

         Supplier shall [**] the Custom Software, [**] such Custom Software [**]. Supplier shall provide, [**], during the term of this Agreement [**], Supplier shall [**]

5.6      DELIVERY OF SOFTWARE

         Software Deliveries shall be in the form selected by SBC, including, but not limited to, electronic data exchange, U.S. Mail or a private carrier, except as otherwise agreed by the Parties and/or specified in the applicable Order. Except as otherwise agreed by the Parties and/or specified in the applicable Order, Supplier shall deliver the Software (and any subsequent releases or upgrades of the Software purchased by SBC) electronically, either through transfer by means of telecommunications or by copying the Software directly onto SBC's computer, disk, tape or other storage medium selected by SBC. Unless and until directed in writing by SBC to do so, Supplier will not transfer any disks, tapes or other tangible property containing the Software (or any subsequent releases or upgrades of the Software) to SBC.

5.7      THIRD-PARTY SOFTWARE

         With and prior to execution of each Order, Supplier shall provide a written list of all standalone Third-Party Software that is part of the Software ordered by SBC or provided by Supplier.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

5.8      ERROR SEVERITY LEVEL, RESOLUTION PLAN, AND LIQUIDATED DAMAGES

         A. Supplier and SBC shall negotiate in good faith in any Order under this Agreement to include a Service Level Agreement and Liquidated Damages for failure to meet the Service Level Agreement which collectively may govern certain aspects of performance of the Software under the Order following Acceptance thereof.

         B. In the case of Service Level Agreement commitments defined in the Order for which Amdocs is solely responsible, Supplier shall use its best efforts to acknowledge or otherwise satisfy the commitments in the Service Level Agreement within the performance timeframes indicated in the Order.

         C. Supplier shall use its best efforts to correct any and all Errors in the Software in accordance with the Error Severity Levels specified in the Order, and respond according to the escalation process, or processes, as agreed by the Parties and specified in the Order.


         D. If Supplier fails to correct Errors in the Software in accordance with the Error Severity Levels specified in the Order, then in accordance with the Service Level Agreement SBC may convene a meeting of the parties' respective Project Managers to address the situation. Barring resolution of the matter by the parties Project Managers, SBC may escalate the matter to the Leadership Counsel. Following such escalation, SBC may exercise its right [**] specified in the Service Level Agreement [**], set forth Section 3.34. No payments, progress or otherwise, made by SBC to Supplier after any scheduled Delivery Date shall constitute a waiver of the right to receive [**]. If SBC elects to exercise its right to recover [**] specified hereunder, Supplier shall provide a credit as shown in the column titled [**] in the Service Level Agreement, and such credit(s) shall be assessed on a per Error basis up to the aggregate cap described in Section 3.34. [**] of the Service Level Agreement until such time as [**] then SBC is entitled to seek direct damages pursuant to Section 4.7.


5.9      DOCUMENTATION UPDATES

         As part of the OnGoing Support Services provided under an Order, and upon SBC's request, Supplier agrees to provide updates to Documentation furnished to SBC hereunder which is related to the use and support of the Software. Documentation shall be maintained and revised as part of such services to reflect enhancements and corrections to the Software resulting from the issuance of a new release, including the incorporation of new or revised operating procedures resulting from corrections to and revisions of the Software, including API's.

         As part of its Custom Software Development Services under an Order, Supplier shall coordinate with SBC in the manner and to the extent stated in the applicable Order to

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         provide Documentation updates on all systems issues, open and closed, associated with Custom Software developed for SBC. This includes, but is not limited to, issues logs, test results, jeopardy documents, and temporary code work arounds.

5.10     CHANGE MANAGEMENT

         A. The Parties agree that all changes to this Agreement or an Order which materially alter the terms and conditions of this Agreement or an Order, must be in writing by written amendment to this Agreement or Order, respectively, and signed by the Parties. Therefore, any proposed change must first be initiated by SBC's and Amdocs' respective representatives presenting proposed changes to the SBC Amdocs Chairperson, and the SBC-Amdocs Leadership Council.

         B. Any change to an Order which does not materially alter the terms and conditions of this Agreement shall take the form of a change order, which must be in writing and signed by the Parties. The Parties agree to follow a process substantially similar to that specified in Appendix 4.18.

ARTICLE VI - ONGOING SUPPORT SERVICES

The terms in this Article VI shall apply to Orders involving OnGoing Support Services, whether fixed bid or Time and Materials based.

6.1      ALLOWABLE EXPENSES

         All expenses for reimbursement by SBC shall be in accordance with Appendix 1.2(4), pre-approved by SBC, and where required under the Reimbursable Expense policy, submitted with sufficient documentation as to reasonably determine the nature of the expense.

6.2      RESOURCE STAFFING AND CHANGES

         A. Amdocs' personnel assigned to time and materials Projects will be identified on the applicable Order by name, title, and geographic location. In time and materials Projects, Amdocs and SBC shall jointly determine staffing requirements, based upon SBC needs. The appropriate staffing requirements shall be stated in the Order to be signed by the parties. After execution of the Order, SBC and Amdocs may modify the staffing requirements in the Order at any time via the Change Order process. A corresponding adjustment to the cost of service, as a direct result of any staffing requirement changes, will be agreed upon by the parties. The credentials of all Amdocs personnel, and their role in a proposed Project, are subject to review and concurrence by SBC prior to commencing the project. Each party will advise the other of its intentions to change any personnel that are assigned to SBC no less than forty-five (45) days in advance of such

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  changes, and seek concurrence such party before such changes are made, absent a personnel change due to resignation or personal issues.

         B. Supplier personnel are under the responsibility of Supplier, and shall perform their assigned tasks at the direction and management of SBC. Supplier will solicit performance feedback from SBC as required herein for purposes of determining SBC satisfaction with the quality of services provided by Supplier personnel.

         C. [**], shall be at the discretion of [**]. SBC may [**] under the Agreement.

         D.       [**], subject to the following:

                  1. There shall be [**].

                  2. In the event that [**] the parties shall [**].

                  3. [**], Amdocs may [**]

6.3      REPORTING

         A. All work whether on a time and materials or fixed bid basis will be reported in a standard billing format to be agreed upon.

         B. Supplier will follow reasonable time reporting practices and guidelines, as specified and/or modified by SBC from time to time and agreed with Supplier, for all time and materials engagements and Projects. In time and materials Projects, (and not fixed price Projects), Amdocs shall describe hours worked reported by personnel level; new development versus maintenance; domestic/offshore hours by release item; and employee, the hours worked and time incurred.

6.4      ACCESS TO SBC FACILITIES

         A. SBC shall grant Amdocs' personnel such access to the SBC premises and facilities as are reasonably required for Amdocs' performance of its obligations under this Agreement at SBC's site including at no charge to Amdocs, with office space suitable for Amdocs' needs and the following services: computer terminals and associated peripherals including access to E-mail/Internet; a communication line from SBC's premises to Amdocs' relevant development center with minimum capacity to be specified based on the number of users in the development center; reasonable use of telephone, fax, and e-mail for business purposes; and office supplies, equipment and consumables, at SBC's normal standard. Supplier shall have reasonable access to SBC's premises during normal business hours, and at such other times as may be agreed upon by the Parties to enable Supplier to perform its obligations under this Agreement. Supplier shall coordinate such access with SBC's designated representative prior to first visiting such premises and thereafter as agreed by the Parties. Supplier will ensure that

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

                  only persons employed by Supplier or subcontracted by Supplier will be allowed to enter SBC's premises. If SBC requests Supplier or its subcontractor to discontinue furnishing any person provided by Supplier or its subcontractor from performing Work on SBC's premises due to such person's unacceptable behavior (i.e. a security problem or breach of SBC Code of Conduct, or disruptive behavior), Supplier shall immediately comply with such request. Such person shall leave SBC's premises immediately. Supplier shall not furnish such person again to perform Work on SBC's premises without SBC's written consent. The Parties agree that, where required by governmental regulations, Supplier will submit satisfactory clearance from the U.S. Department of Defense and/or other federal, state or local authorities.

         B. SBC may require Supplier or its representatives, including employees and subcontractors, to exhibit identification credentials, which SBC may issue to gain access to SBC's premises for the performance of Services. If, for any reason, any Supplier representative is no longer performing such Services, Supplier shall immediately inform SBC. Notification shall be followed by the prompt delivery to SBC of the identification credentials, if issued by SBC. Supplier agrees to comply with SBC's corporate policy requiring Supplier or its representatives, including employees and subcontractors, to exhibit their company photo identification in addition to the SBC issued photo identification when on SBC's premises.

         C. Supplier shall use reasonable efforts to ensure that its representatives, including employees and subcontractors, while on or off SBC's premises, will perform Work which (i) protect SBC's Material, buildings and structures, (ii) does not interfere with SBC's business operations, and (iii) perform such Services with care and due regard for the safety, convenience and protection of SBC, its employees, and property and in full conformance with the policies specified in the SBC Code of Conduct, which prohibits the possession of a weapon or an implement which can be used as a weapon. SBC acknowledges delivery of, and Supplier acknowledges receipt of, a copy of the SBC Code of Conduct on or prior to the date of execution of this Agreement.

         D. Supplier shall use reasonable efforts to ensure that all persons furnished by Supplier work harmoniously with all others when on SBC's premises.

6.5      BACKGROUND CHECK

         A. BACKGROUND CHECK/DRUG SCREENING. Amdocs shall complete (or caused to be completed) a satisfactory background check and drug screening of all local full time assigned Amdocs Personnel performing services under this Agreement at SBC sites [**] before such Amdocs Personnel first enter any SBC site; provided that, if a satisfactory background check and drug screening was completed in connection with the hiring of such Amdocs Personnel, it need not be repeated. For purposes of this section, "Amdocs Personnel" means those employees, representatives, contractors, subcontractors and agents of Amdocs, its subcontractors, and its Affiliates who perform any Services under this Agreement.


                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

         B. For Supplier personnel performing services outside of SBC sites, Supplier shall conduct a reasonable inquiry for each individual providing Services on Amdocs premises to SBC to attempt to identify, inter alia, whether the individual has been convicted of a felony. Supplier agrees that no individual convicted of a felony will knowingly be permitted to provide Services in connection with an Order submitted by SBC without SBC's written consent.

6.6      CONFIDENTIALITY AND INVENTION AGREEMENT

         Supplier shall ensure that all individuals that provide Services under this Agreement sign Supplier's confidentiality agreement required of all Supplier's employees, and will use reasonable efforts to ensure that such individuals shall comply with the confidentiality provisions of this Agreement.

6.7      INDEPENDENT CONTRACTOR

         Supplier hereby represents and warrants to SBC that:

         A. Supplier is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of SBC;

         B. Supplier's personnel performing Services shall be considered solely the employees of Supplier and not employees or agents of SBC;

         C. Supplier has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation and discharge of all personnel performing the Services;

         D. Supplier is solely responsible for all matters relating to compensation and benefits for all of Supplier's personnel who perform Services. This responsibility includes, but is not limited to, (i) timely payment of compensation and benefits, including, but not limited to, overtime, medical, dental and any other benefit, and (ii) all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, social security and Medicare tax laws, and all other payroll tax laws with respect to all Supplier personnel providing Services; and,

         E. Supplier will indemnify, defend and hold SBC harmless in accordance with Section 3.12 from all Liabilities related to Supplier's failure to comply with the immediately preceding paragraph.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

6.8      PREVIOUS SERVICES FOR SBC


         Supplier will use reasonable efforts to determine whether each employee and temporary worker of Supplier who performs Services for SBC at SBC's site has performed Work as an employee for SBC, or any SBC Affiliate, in the six (6) months preceding the individual's proposed commencement of Work for SBC. Supplier will provide SBC with written notice of any individuals identified who meet the foregoing criteria. SBC may require that Supplier provide another individual to perform such Work.


6.9      WORK DONE BY OTHERS

         If any part of Supplier's Work is dependent upon work done by others, including Subcontractors and temporary workers engaged by Amdocs, Supplier shall, if (i) the Work is performed by a Subcontractor or temporary worker engaged by Amdocs or if (ii) Amdocs is otherwise required to do so by SBC as part of supervisory Services it provides under an Order hereunder, inspect and promptly report to SBC any defect that renders such other work unsuitable for Supplier's proper performance. Supplier's silence regarding work done by Supplier's Subcontractors or temporary workers shall constitute approval of such other work as fit, proper and suitable for Supplier's performance of its Work.

6.10     NON-INTERFERENCE WITH EMPLOYEES

         Subject to any restrictions by local laws, each of the parties agrees not to hire or employ any employee of the other party or its Affiliates who are assigned full or part-time to activities which are part of the performance of this Agreement, except by mutual written consent of such other party, within one (1) year of such employee ceasing to work on projects associated with this Agreement.

ARTICLE VII - TRAINING SERVICES

7.1      GENERAL

         Amdocs offers three types of training: (a) generally available, pre-scheduled classes with pre-printed curriculae and pre-set attendance dates, times and locations; (b) pre-packaged courses that are not necessarily pre-scheduled but rather they can be ordered by customers or groups of customers; and (c) customized training courses that are specifically prepared only in consultation with a particular customer via the preparation of an Order.

7.2      TRAINING RATES

         The rates and prices for generally-available pre-scheduled classes shall be at the generally-published cost, [**]. The rates and prices for all other training programs (types (b) and (c) of Section 7.1) shall be determined in the applicable Order, provided however that the rates for the instructor's time in the training shall not exceed the maximum rate contained in Appendix 1.2(4). SBC shall not be charged any expenses in relation to generally-available, pre-scheduled training classes. However, SBC shall be responsible for all pre-approved, reasonable expenses incurred by Supplier in connection with all other training programs (types (b) and (c) of Section 7.1), provided such expenses are in accordance with Appendix 1.2(4).

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

7.3      TRAINING DOCUMENTATION

         All training provided by Supplier pursuant to an Order for such services shall include course materials, in printed or machine-readable format. SBC may reproduce, archive, and distribute such Documentation for its own internal purposes, provided that any reproductions shall include any copyright or proprietary notice as contained with the materials.

7.4      TERMINATION OF TRAINING COURSES

         The policy for termination (including any termination charges) for generally-available, pre-scheduled training shall be in accordance with the standard cancellation procedures issued by the Amdocs training department in conjunction with the training course schedule and/or brochures. With respect to pre-packaged courses (type (b) of Section 7.1), [**]. With respect to customized training (type (c) of Section 7.1), any cancellation after execution of the applicable Order will require payment of pre-approved expenses and the cost of preparation activities which are defined in the Order and incurred prior to the date of cancellation.

7.5      TRAINING RECOGNITION

         Upon completion of a training course, Supplier shall inform SBC in writing of those students who, in the reasonable judgment of Supplier, have satisfactorily completed the course. If requested by SBC, Supplier shall furnish a certificate of satisfactory completion for each individual who completed the course.

7.6      TRAINING RESTRICTIONS

         Except as may be specified in the applicable Order [**] of the Software.

                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                       Agreement Number 02026713

        THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROCEDURE THAT MAY
                           BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

AMDOCS INC.                               SBC SERVICES, INC.

By: /s/ Thomas G. O'Brien                 By: /s/ Maureen P. Merkle
    -------------------------------           --------------------------------

Printed Name: Thomas G. O'Brien           Printed Name: Maureen P. Merkle

Title: Vice President                     Title: Acting President, Procurement

Date:                                     Date:
      -----------------------------             ------------------------------
                             PROPRIETARY INFORMATION
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

                                                Agreement Number 02026713

                                                                    EXHIBIT 99.3

                            APPENDICES AND EXHIBITS
                                       TO
                  SOFTWARE AND PROFESSIONAL SERVICES AGREEMENT

                                                Agreement Number 02026713

                                Appendix 1.2(2)
                        IT PROFESSIONAL SERVICE PRICE(S)

A.    RATES FOR ONSITE ONGOING SUPPORT SERVICES

      For worked performed on an hourly basis, Amdocs will invoice SBC for hours actually worked, in accordance with the following rates.

      CLASSIFICATION                     RATE
      --------------                     ----
Senior Project Manager
Senior Team Lead                        $[**]

Project Manager
Team Leader
Senior Database Administrator
Senior System Architect                 $[**]

Senior Application Analyst
Database Administrator
System Architect                        $[**]

Programmer Analyst                      $[**]

Programmer                              $[**]

B.    DEVELOPMENT RATES


      Custom Software Development work will be charged based on [**] $[**]. Estimates for work proposed to SBC using the Custom Software Development rate shall be based upon [**].


C.    JOB CLASSIFICATION DESCRIPTIONS


      SENIOR PROJECT MANAGER/SENIOR TEAM LEAD: [**] or more years experience in information technology with at least [**] years in a Project Manager or Team Lead role. Proven ability to manage and lead projects of a large scale. Project Management Certification or Degree. Leadership and communication skills.



      PROJECT MANAGER/TEAM LEADER: [**] or more years experience in information technology with at least [**] years in a Project Manager or Team Lead role. Supplier Certified as a specialist in at least two applications or systems areas relevant to the project. Demonstrated leadership experience, and solid communication skills; able to work independently and manage other employees.



      SENIOR PROGRAMMER /ANALYST: [**] or more years programming or equivalent technical experience; good communication skills; application design experience.

                                                Agreement Number 02026713


      Supplier Certified as a specialist in at least one application or system relevant to the project. Ability to create clear, concise and detailed design documents.



      PROGRAMMER ANALYST: [**] or more years experience, program design and development experience; knowledge of applications or systems relevant to the project; ability to write documentation and conduct unit and system level tests.


      ENTRY LEVEL PROGRAMMER: Entry Level, typically with a university degree or equivalent qualifications, with one year or less programming experience, knowledgeable of structured programming and computer science principles require to meet needs of SBC.

      SENIOR SYSTEM ARCHITECT: The Senior System Architect is responsible for the same activities as the Technical Architect but has a broader scope of responsibilities and more in-depth business and technical knowledge. Responsible for multiple projects or large complex projects with cross functional teams and business processes. Demonstrate expert knowledge in multiple technical and business functional areas as well as performing a larger leadership role in the organization. Apply broad in-depth business and technical knowledge to establish technical direction and priorities. Resolve and work on issues across multiple functional areas. Effectively monitor and take action to ensure coordination and effectiveness of all components and activities and decide on issues requiring escalation. Incumbents understand the system flow for a project throughout an entire functional area (e.g. Billing, Customer Care) not just a subsystem area. They have medium to long range planning responsibilities.

      SYSTEM ARCHITECT: Responsible for providing technical system solutions and determining overall design direction. Provide technical leadership and are responsible for the technical integrity within a subsystem or application. Also provide technical expertise to generate maintainable, quality solutions. Includes documenting system requirements, creating application designs, validating high level designs to ensure accuracy and completeness against the business requirements and programming the solutions. Attend project meetings when technical advice is needed and communicate the project design to other architects. May resolve design issues and develop strategies to make ongoing improvements that support system flexibility and performance. Assess the technical feasibility of new technologies to enable integration into existing processes

      SENIOR DATA BASE ADMINISTRATOR: Responsible for high level database administration and related tasks on multiple DMBS platforms. Participates in the evaluation, selection and implementation of appropriate DBMS based on client requirements. May create logical model and transform logical design into efficient physical databases, performing data normalization/denormalization, and considering volume, capacity and requirements for performance, data conversion, purge/archive and operation viability. Responsible for in implementing database architecture strategies. Manage database administration projects that may span across parts of the enterprise and ensure deliverables are completed on time. Strives to drive overall costs lower for database performance, data conversion, and administration services. Acts as consultant to clients and other IT organizations on database related issues. Leads efforts to implement standards across the

                                                Agreement Number 02026713

      enterprise for ease of support and recovery in relation to database administration (database security, disaster recovery, scripts, database documentation). Evaluates and deploys new technology to improve database efficiency and recoverability. Perform advanced problem determination and recoveries. Mentors Database Administrators and Associate Analysts

      DATABASE ADMINISTRATOR: Responsible for database administration and related tasks on one or more DMBS platforms. Under the guidance of the Sr. DBA, may create logical model and transform logical design into efficient physical databases, performing data normalization/denormalization, and considering volume, capacity and requirements for performance, data conversion, purge/archive and operation viability. Responsible for meeting assigned deliverables. Responsible for assisting in driving overall costs lower for database performance, data conversion, and administration services. Works with clients and other IT organizations to ensure positive impact. May consult with clients on database admin related issues and design considerations. Implements standards across the enterprise for ease of support and recovery in relation to database administration (database security, disaster recovery, scripts, database documentation standards).

D. TRAVEL TIME - Amdocs shall not invoice SBC for travel time of Amdocs employees that has not been pre-approved.

                                                Agreement Number 02026713

                                 Appendix 1.2(4)
                              Reimbursable Expenses


Any reimbursable expenses are subject to SBC pre-approval. Amdocs shall invoice SBC for such reimbursable expenses in accordance with the following table for flight, car, hotel, and per diem. The table shall be updated annually. [**] once per calendar year (unless agreed otherwise); provided however that in the case of a one-time Order, the [**] the end of the Order.


                                                DESTINATION
                             DALLAS  ST. LOUIS  BAY AREA  CHICAGO ISRAEL/ CYPRUS
                             ------  ---------  --------  ------- --------------
ORIGINATING LOCATION
        DALLAS                         $[**]      $[**]    $[**]      $[**]
        ST. LOUIS             $[**]               $[**]    $[**]      $[**]
        BAY AREA              $[**]    $[**]               $[**]      $[**]
        CHICAGO               $[**]    $[**]      $[**]               $[**]
        ISRAEL /CYPRUS        $[**]    $[**]      $[**]    $[**]

DAILY LIVING EXPENSES
        CAR                    [**]     [**]       [**]     [**]       [**]
        HOTEL                  [**]     [**]       [**]     [**]       [**]
        PER DIEM               [**]     [**]       [**]     [**]       [**]
        TOTAL COST PER DAY     [**]     [**]       [**]     [**]       [**]

The following guidelines apply to reimbursable expenses:

GROUND TRANSPORTATION

SBC will reimburse SUPPLIER for travel from the originally assigned work location (or, if no work location is so assigned, SUPPLIER's principal place of business) to and from the temporary work location (any address other than the originally assigned work location) as follows: a) at the rate of thirty-two and one-half cents ($.325) per mile in 2003 for use of SUPPLIER's automobile which at no time shall be greater than SBC's internal rate for reimbursement, or b) reasonable taxi cab fees.

PER DIEM EXPENSES

SBC will reimburse SUPPLIER via the per diem for the following items: meals, incidental daily expenses (e.g. gasoline, cleaning, phone calls, sundries and other personal expenses), and incidental transportation expenses (e.g. bridge tolls and parking fees) incurred for travel to and from temporary work locations. SUPPLIER shall not be entitled to reimbursement for meals purchased for persons other than SUPPLIER' Personnel assigned to the project.

                                                Agreement Number 02026713

LODGING AND CAR RENTAL

SBC will reimburse SUPPLIER for reasonable lodging and Car Rental at the agreed table of rates when SUPPLIER is assigned to a temporary work location requiring an overnight stay or longer, provided such travel is authorized in advance by SBC.

TELEPHONE

SBC will reimburse SUPPLIER for secondary phone lines which are required to perform job duties and pre-approved at the Order level.

CELL PHONES AND PAGERS

SBC will reimburse SUPPLIER for business cell phone, pagers, or any other telecommunications related expense including text pagers which required to perform job duties and are pre-approved at the Order level.

DELIVERY

SBC will reimburse SUPPLIER for messenger services, overnight delivery and other express mail type services when such services are specifically requested and approved in advance by SBC, or are stated under the Order, or are reasonably necessary for SUPPLIER' performance of Services in the opinion of SBC.

ENTERTAINMENT

SBC will not reimburse SUPPLIER for entertainment expenses.

HOME LEAVE

SBC will not reimburse SUPPLIER for expenses related to home leave.

                                                Agreement Number 02026713

                                  Appendix 2.3

                           FORM OF ACCEPTANCE LETTER

                      [Type on SBC Letterhead Stationery]

[Name]
[Address]
[City], [State] [Zip]

Attn:

In accordance with the Agreement No. 02026713, between Amdocs, Inc. and SBC Services Inc., effective July 7, 2003, the undersigned accepts the Software and/or Services described on Order ________ to the above-mentioned Agreement as of ____________________, 200_.

SBC Services, Inc.

By: __________________________________

Printed Name: ________________________

Title: _______________________________

Date Signed: _________________________

                                                Agreement Number 02026713

                                 Appendix 2.23

                    FORM OF SUPPLIER'S NOTICE OF COMPLETION

SBC:

Supplier hereby informs you that as of _______________________________, we have completed Delivery as required under our Agreement. Upon receipt of this Notice, your Acceptance Test Period for the following shall commence, and is scheduled to be completed on _____________.

Description of What is being Tested:

Name and Title of Project and/or release:

Signed: ______________________________

Title: _______________________________

                                                       Agreement Number 02026713

                                  Appendix 3.5

                    EXECUTIVE ORDERS AND FEDERAL REGULATIONS

Work under this Agreement may be subject to the provisions of certain Executive Orders, federal laws, state laws and associated regulations governing performance of this Agreement including, but not limited to: Executive Order 11246, Executive Order 11625, Executive Order 11701 and Executive Order 12138,
Section 503 of the Rehabilitation Act of 1973, as amended, and the Vietnam Era Veteran's Readjustment Assistance Act of 1974. To the extent that such Executive Orders, federal laws, state laws and associated regulations apply to the Work under this Agreement, and only to that extent, Supplier (also referred to as "Contractor") agrees to comply with the provisions of all such Executive Orders, federal laws, state laws and associated regulations, as now in force or as may be amended in the future, including, but not limited to, the following:

1.    EQUAL EMPLOYMENT OPPORTUNITY DUTIES AND PROVISIONS OF GOVERNMENT
      CONTRACTORS

      In accordance with 41 C.F.R. Section 60-1.4(a), the parties incorporate herein by this reference the regulations and contract clauses required by that section, including, but not limited to, Supplier's agreement that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. Supplier will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex or national origin.

2.    AGREEMENT OF NON SEGREGATED FACILITIES

      In accordance with 41 C.F.R. Section 60-1.8, Supplier agrees that it does not and will not maintain or provide for its employees any facilities segregated on the basis of race, color, religion, sex or national origin at any of its establishments, and that it does not, and will not, permit its employees to perform their services at any location, under its control, where such segregated facilities are maintained. The term "facilities" as used herein means waiting rooms, work areas, restaurants and other eating areas, time clocks, rest rooms, washrooms, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees; provided that separate or single-user restrooms and necessary dressing or sleeping areas shall be provided to assure privacy between the sexes.

3.    AGREEMENT OF AFFIRMATIVE ACTION PROGRAM

      Supplier agrees that it has developed and is maintaining an Affirmative Action Plan as required by 41 C.F.R. Section 60-1.4(b).

                                                       Agreement Number 02026713

4.    AGREEMENT OF FILING

      Supplier agrees that it will file, per current instructions, complete and accurate reports on Standard Form 100 (EE0-1), or such other forms as may be required under 41 C.F.R. Section 60-1.7(a).

5. AFFIRMATIVE ACTION FOR HANDICAPPED PERSONS AND DISABLED VETERANS, VETERANS OF THE VIETNAM ERA.

      In accordance with 41 C.F.R. Section 60-250.20, and 41 C.F.R. Section 60-741.20, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of government contracts and subcontracts.

6. UTILIZATION OF SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS CONCERNS

      As prescribed in 48 C.F.R., Ch. 1, 19.708(a):

      (a) It is the policy of the United states that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for systems, assemblies, components and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment amounts due pursuant to the terms of the subcontracts with small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women.

      (b) Supplier hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. Supplier further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of Supplier's compliance with this clause.

      (c) As used in this Agreement, the term "small business concern" shall mean a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern (i) which is at least fifty-one percent (51%) unconditionally owned by one or more socially and economically disadvantaged individuals, or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and (ii) whose management and daily business operations are controlled by one or more such individuals. This term shall also mean a small business concern that is at least fifty-one percent (51%) unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least fifty-one percent (51%) of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CRF part 124. Supplier shall

                                                       Agreement Number 02026713

            presume that "socially and economically disadvantaged individual" includes Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to Section 8(a) of the Small Business Act. Supplier shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

      (d) The term "small business concern owned and controlled by women" shall mean a small business concern (i) which is at least fifty-one percent (51%) owned by one or more women, or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by one or more women, and (ii) whose management and daily business operations are controlled by one or more women; and

      (e) Suppliers acting in good faith may rely on written representations by their subcontractors regarding their status as a small business concern, a small business concern owned and controlled by socially and economically disadvantaged individuals or a small business concern owned and controlled by women.

7.    SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS SUBCONTRACTING
      PLAN.

      The subcontractor will adopt a plan similar to the plan required by 48 CFR Ch.1 at 52.219-9.

                                                       Agreement Number 02026713

                                  Appendix 3.36

                        FORM OF ORDER FOR ONGOING SUPPORT

This Order for OnGoing Support, effective upon execution by the parties ("Effective Date"), is by and between Amdocs, Inc., a Delaware corporation ("Supplier" or "Amdocs") and SBC Services, Inc., a Delaware corporation ("SBC"), and shall be governed pursuant to the provisions of Agreement Number 02026713, which by this reference are incorporated as if fully set forth herein. Any special terms and conditions in this Order that add to, differ from, or modify the provisions of Agreement Number 02026713 shall apply to this Order only, and shall survive the Termination, or Expiration of the Agreement Number 02026713.

1.    ORDER NUMBER: ____________________________

2.    EFFECTIVE DATE: ____________________________

3.    PROJECT NAME: [Insert]

4.    THE CUSTOM SOFTWARE AND PROGRAM MATERIAL ORDERED

This Order incorporates the Detailed Functional Specifications (Attachment 1).

5.       ADDITIONAL ITEMS ORDERED

The following are a part of this order ___________________.


6.    RESOURCE PLAN

Amdocs shall provide the following resources under this project

                     NUMBER OF                                   LOCATION OF
JOB CLASSIFICATION   RESOURCES    RATE    HOUR WORKED   TOTAL     RESOURCE
       [**]            [**]       [**]        [**]      [**]         [**]
       [**]            [**]       [**]        [**]      [**]         [**]

7.    DELIVERABLES

8.    SUPPLIER RESPONSIBILITIES

9.    SBC RESPONSIBILITIES

10.   COMPENSATION

11.   PROJECT MANAGERS

                                                       Agreement Number 02026713

            SBC:

            AMDOCS:

12.   SPECIAL TERMS AND CONDITIONS

IN WITNESS WHEREOF, the foregoing Agreement has been executed by authorized representatives of the parties hereto, in duplicate, as of the date first set forth above.

AMDOCS, INC.                               SBC SERVICES, INC.

By: _________________________________      By: _________________________________

Print Name:__________________________      Print Name: _________________________

Title: ______________________________      Title: ______________________________

Date: _______________________________      Date: _______________________________

                                                       Agreement Number 02026713

                                  Appendix 3.37

                  FORM OF ORDER FOR CUSTOM SOFTWARE DEVELOPMENT

This Order for Custom Software Development, effective upon execution by the parties ("Effective Date"), is by and between Amdocs, Inc., a Delaware corporation ("Supplier" or "Amdocs") and SBC Services, Inc., a Delaware corporation ("SBC"), and shall be governed pursuant to the provisions of Agreement Number 02026713, which by this reference are incorporated as if fully set forth herein. Any special terms and conditions in this Order that add to, differ from, or modify the provisions of Agreement Number 02026713 shall apply to this Order only, and shall survive the Termination, or Expiration of the Agreement Number 02026713.

1.    ORDER NUMBER: ____________________________

2.    EFFECTIVE DATE: ____________________________

3.    PROJECT NAME: [Insert]

4.    THE CUSTOM SOFTWARE AND PROGRAM MATERIAL ORDERED

This Order incorporates the Detailed Functional Specifications (Attachment 1).

5.    THIRD PARTY SOFTWARE

6.    ADDITIONAL ITEMS ORDERED

The following are a part of this order ___________________.

7.    MILESTONES

Amdocs shall deliver the Custom Software and Program Material as listed and described herein, on or before the Delivery Date(s) specified in the following table:

ITEM NUMBER        DESCRIPTION                  DELIVERY DATE
-----------        -----------                  -------------

---------------------------------------------------------------

---------------------------------------------------------------

8.    DELIVERABLES/RELEASE ITEMS

9.    SUPPLIER RESPONSIBILITIES

10.   SBC RESPONSIBILITIES

11.   MANAGEMENT OVERSIGHT BY:

                                                       Agreement Number 02026713

12.   PARTY RESPONSIBLE FOR SYSTEM TESTING:

13.   WARRANTY: APPLIES/NOT APPLY

14.   COMPENSATION

15.   PROJECT MANAGERS

            SBC:

            AMDOCS:

16.   SPECIAL TERMS AND CONDITIONS

17.   SERVICE LEVELS AND LIQUIDATED DAMAGES

IN WITNESS WHEREOF, the foregoing Agreement has been executed by authorized representatives of the parties hereto, in duplicate, as of the date first set forth above.

AMDOCS, INC.                               SBC SERVICES, INC.

By: _________________________________      By: _________________________________

Print Name:__________________________      Print Name: _________________________

Title: ______________________________      Title: ______________________________

Date: _______________________________      Date: _______________________________

                                                       Agreement Number 02026713

                                  Appendix 4.18

                             CHANGE CONTROL PROCESS

The Parties agree that all changes to this Agreement, or any changes to an Order which materially alter the terms and conditions of this Agreement, must be in writing by written amendment to this Agreement or Order, and signed by the Parties. Therefore, any such proposed change must first be initiated by SBC's and Amdocs' respective representatives presenting proposed changes to the SBC Amdocs Chairperson, and the SBC-Amdocs Leadership Council.

Any change to an Order which does not materially alter the terms and conditions of this Agreement shall take the form of a change order, which must be in writing and signed by the Parties. Once either Party identifies the need for any change to the Specifications ("Change Control") under the Agreement, including any Order, the Parties shall proceed in accordance with the change control process set forth herein.

A. If SBC is the Party submitting the request, SBC shall complete Form A and describe in reasonable detail the change it is proposing and any effects on other Specifications or on the delivery schedule of which it is aware. Supplier shall strive to respond to such request as soon as reasonably practical, but no later than ten (10) working days. Supplier's response shall be in the form of Form B. Subsequent communication shall take the form of Form A and Form B, respectively, until the parties either agree upon the terms pursuant to which the proposed change will be made, or agree that the proposed change will not be made and agree to close the proposed change order. An agreement to proceed with the proposed change must be documented in Form E.

B. If Supplier is the Party proposing a change, Supplier shall complete Form C and describe in reasonable detail the proposed change, and the effects, if any, on other Specifications, schedule, and cost. SBC shall strive to respond to such request as soon as reasonably practical, but no later than ten (10) working days. SBC's response shall be in the form of Form D. Subsequent communication shall take the form of Form C and Form D, respectively, until the parties either agree upon the terms pursuant to which the proposed change will be made, or agree that the proposed change will not be made and agree to close the proposed change order. An agreement to proceed with the proposed change must be documented in Form E.

C. The rights and obligations of both Parties in connection with this Agreement, including any Order, shall not be changed, until a proposed Change Order is agreed to by completing Form E. Until Form E has been executed by both Parties, each Party shall continue to perform its obligations in accordance with the Agreement and the applicable Orders.

D. In the event Form E contains terms that are different than those set forth in the Agreement or an applicable Order, the terms contained in Form E shall apply.

E. A Change Control Log, or like methodology as determined by the Party tracking such changes, may be used by the Parties to track and monitor proposed changes.

                                                       Agreement Number 02026713

                       FORM A - SBC PROPOSED CHANGE ORDER

Change Order #: _____________

Date: _______________________             Applicable Order: ___________________


1. PROPOSED SPECIFICATION CHANGES - [Identify the Specification(s), including where the Specification(s) is described in the Order, and summarize in reasonable detail the proposed changes to such Specification(s).]

2. EFFECTIVE DATE FOR PROPOSED CHANGE -

3. SUMMARIZE EXPECTED OR POSSIBLE IMPACT ON OTHER SPECIFICATIONS OR SCHEDULE

1. SPECIFY ANY KEY ASSUMPTIONS, RISKS, ADDITIONAL TERMS, OR OTHER IMPORTANT INFORMATION

2. Specify any changes to the estimated or fixed fees.

Submitted by: ______________________________________
Phone #: ___________________________________________

Direct all Inquiries to SBC' Project Manager: __________________________________

                                                       Agreement Number 02026713

              FORM B - SUPPLIER REPLY TO SBC PROPOSED CHANGE ORDER

Change Order #: ______________

Date: ________________________            Applicable Order: ___________________


1. PROPOSED SPECIFICATION CHANGES - [Reiterate and summarize Supplier's understanding of the proposed changes to the Specification(s)]

2. EFFECTIVE DATE FOR PROPOSED CHANGE - [Indicate the date the change can be implemented.]

3. SUMMARIZE EXPECTED OR POSSIBLE IMPACT ON OTHER SPECIFICATIONS OR SCHEDULE [Indicate the impact on other Specifications, schedule of delivery, and cost/budget, if any.]

4. SPECIFY ANY KEY ASSUMPTIONS, RISKS, ADDITIONAL TERMS, OR OTHER IMPORTANT INFORMATION

Submitted by: ______________________________________
Phone #: ___________________________________________

Direct all Inquiries to Supplier's Project Manager:
______________________________________

                                                       Agreement Number 02026713

                     FORM C - SUPPLIER PROPOSED CHANGE ORDER

Change Order #: ______________

Date: ________________________            Applicable Order: ___________________

1. PROPOSED SPECIFICATION CHANGES - [Identify the proposed Specification(s) and describe in reasonable detail the proposed changes.]

2. EFFECTIVE DATE FOR PROPOSED CHANGE -

3. SUMMARIZE EXPECTED OR POSSIBLE IMPACT ON OTHER SPECIFICATIONS OR SCHEDULE [Indicate the impact on other Specifications, schedule of delivery, and cost/budget, if any.]

4. SPECIFY ANY KEY ASSUMPTIONS, RISKS, ADDITIONAL TERMS, OR OTHER IMPORTANT INFORMATION

Submitted by: ______________________________________
Phone #: ___________________________________________

Direct all Inquiries to Supplier's Project Manager:
___________________________________

                                                       Agreement Number 02026713

            FORM D - SBC'S REPLY TO SUPPLIER'S PROPOSED CHANGE ORDER

Change Order #: ______________

Date: ________________________            Applicable Order: ___________________


1. PROPOSED SPECIFICATION CHANGES - [Reiterate and summarize SBC's understanding of the proposed changes to the Specification(s)]

2. EFFECTIVE DATE FOR PROPOSED CHANGE - [Indicate the proposed effective date of the change.]

3. SUMMARIZE EXPECTED OR POSSIBLE IMPACT ON OTHER SPECIFICATIONS OR SCHEDULE [Indicate the impact on other Specifications, schedule of delivery, and cost/budget, if any SBC expects may occur as a result of Supplier's proposed change.]

4. SPECIFY ANY KEY ASSUMPTIONS, RISKS, ADDITIONAL TERMS, OR OTHER IMPORTANT INFORMATION [Indicate on what basis SBC would be willing to agree to Supplier's proposed change order.]

Submitted by: ______________________________________
Phone #: ___________________________________________

Direct all Inquiries to SBC's Project Manager: _________________________________

                                                       Agreement Number 02026713

                      FORM E - AGREED UPON CHANGE CONTROL

   Change Order #: __________

   Date: ____________________              Applicable Order:____________________


Any terms and conditions in this Work Order that modify or change the terms and conditions of Agreement Number 02026713 shall apply to this Work Order only, and must be reviewed and approved by the SBC - Amdocs Leadership Council.

   1. AGREED UPON CHANGE TO SPECIFICATION(S): [Identify Specification that will be changed.]

   2. DATE SCOPE CHANGE EFFECTIVE: [State the date the change will be effective.]

   3. DESCRIBE SCOPE CHANGE, INCLUDING ANY SPECIFICATIONS: [Describe the agreed upon change in full detail.]

   4. REVISED PRICE, PAYMENT SCHEDULE, AND DELIVERY SCHEDULE, IF ANY, OF THE PROPOSED CHANGE: [State any changes to the original delivery schedule, original price, and payment schedule.]

   5. ADDITIONAL TERMS AND CONDITIONS: [State any terms and conditions that apply to the proposed change.]

   This Change Control Form E is approved and incorporated into Order __. If the terms of this Form E are inconsistent with the terms of Order __, or the Agreement, the terms of this Form E shall control.

   AGREED                                      AGREED

   SUPPLIER                                    SBC SERVICES, INC.

   By: _____________________________           By: _____________________________

   Name: ___________________________           Name: ___________________________

   Title: __________________________           Title: __________________________

   Date: ___________________________           Date: ___________________________

                                                       Agreement Number 02026713

                                     FORM F

                               CHANGE CONTROL LOG


CONTROL     CHANGE    DESCRIPTION OF                                       STATUS
NUMBER    COMPONENT      CHANGE       LEVEL OF EFFORT   COMMENTS  STATUS    DATE    PRIORITY
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

                                    EXHIBIT A

                 PRIME SUPPLIER MBE/WBE/DVBE PARTICIPATION PLAN

[Attached after this page]

                                                       Agreement Number 02026713

--------------------------------------------------------------------------------
       PRIME SUPPLIER MBE/WBE/DVBE PARTICIPATION
                       PLAN

                  YEAR REPORTING:

--------------------------------------------------------------------------------

   PRIME SUPPLIER NAME:             ____________________________________________
   ADDRESS:                         ____________________________________________

   COMPANY E-                       ____________________________________________
   MAIL:                            ____________________________________________
   TELEPHONE NUMBER:                ____________________________________________

   DESCRIBE GOODS OR SERVICES BEING PROVIDED UNDER THIS AGREEMENT:

   DESCRIBE YOUR M/WBE-DVBE OR SUPPLIER DIVERSITY PROGRAM AND THE
   PERSONNEL DEDICATED TO THAT PROGRAM

   THE FOLLOWING, TOGETHER WITH ANY ATTACHMENTS IS SUBMITTED AS AN MBE/WBE/DVBE PARTICIPATION PLAN.

1. GOALS

   A. WHAT ARE YOUR MBE/WBE/DVBE PARTICIPATION GOALS?

   MINORITY BUSINESS ENTERPRISES (MBES)                             #DIV/0!
                                                                  -----------
   WOMAN BUSINESS ENTERPRISES (WBES)                                #DIV/0!
                                                                  -----------
   DISABLED VETERAN BUSINESS ENTERPRISES (DVBES)                    #DIV/0!
                                                                  -----------
   B. WHAT IS THE ESTIMATED ANNUAL VALUE OF THIS CONTRACT WITH:

   AMERITECH                        ____________________________________________
   NEVADA BELL                      ____________________________________________
   PACIFIC BELL                     ____________________________________________
   SOUTHERN NEW ENGLAND TELEPHONE   ____________________________________________
   SOUTHWESTERN
   BELL

   AMERITECH DATA SERVICES (ADS)    ____________________________________________
   SBC ADVANCED SOLUTIONS (ASI)     ____________________________________________
   SBC LONG                         ____________________________________________
   DISTANCE                         ____________________________________________
   SBC TELECOM (NATIONAL/LOCAL)     ____________________________________________
   OTHER SBC

   AFFILIATE                        ____________________________________________

NOTE: INDICATE DOLLAR AWARD(S) AS IT APPLIES TO THIS CONTRACT (I.E., PACIFIC BELL, SWBT, AND/OR AFFILIATE).

                                                       Agreement Number 02026713

   C. WHAT ARE THE DOLLAR AMOUNTS OF YOUR PROJECTED MBE/WBE/DVBE PURCHASES:

   MINORITY BUSINESS ENTERPRISES (MBES)

   WOMAN BUSINESS ENTERPRISES (WBES)

   DISABLED VETERAN BUSINESS ENTERPRISES (DVBES)

   *SEE MBE/WBE/DVBE TERMINATION CLAUSE IN AGREEMENT FOR DEFINITIONS OF MBE, WBE, AND DVBE*

2. LIST THE PRINCIPAL GOODS AND SERVICES TO BE SUBCONTRACTED TO MBE/WBE/DVBEs OR DELIVERED THROUGH MBE/WBE/DVBE VALUE ADDED RESELLERS

                                                       Agreement Number 02026713

                                    EXHIBIT B

                            M/WBE-DVBE RESULTS REPORT

[Attached after this page]

                                                       Agreement Number 02026713

     DETAILED PLAN FOR USE OF M/WBEs-DVBEs AS SUBCONTRACTORS, DISTRIBUTORS,
                              VALUE ADDED RESELLERS

   For every product and service you intend to use, provide the following information. (attach additional sheets if necessary)


                 CLASSIFICATION
                  (MBE/WBE/DVB        PRODUCTS/SERVICES
COMPANY NAME           E)              TO BE PROVIDED        $ VALUE    DATE TO BEGIN
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

3. SELLER AGREES THAT IT WILL MAINTAIN ALL NECESSARY DOCUMENTS AND RECORDS TO SUPPORT ITS EFFORTS TO ACHIEVE ITS MBE/WBE/DVBE PARTICIPATION GOAL(S). SELLER ALSO ACKNOWLEDGES THE FACT THAT IT IS RESPONSIBLE FOR IDENTIFYING, SOLICITING AND QUALIFYING MBE/WBE/DVBE SUBCONTRACTORS, DISTRIBUTORS AND VALUE ADDED RESELLERS.

4. THE FOLLOWING INDIVIDUAL, ACTING IN THE CAPACITY OF MBE/WBE/DVBE COORDINATOR FOR SELLER, WILL:

   ADMINISTER THE MBE/WBE/DVBE PARTICIPATION
   PLAN,

   SUBMIT SUMMARY REPORTS, AND
   COOPERATE IN ANY STUDIES OR SURVEYS AS MAY BE REQUIRED IN ORDER TO DETERMINE THE EXTENT OF COMPLIANCE BY THE SELLER WITH THE PARTICIPATION
   PLAN.

   NAME:                                ________________________________________
   TITLE:                               ________________________________________
   TELEPHONE NUMBER:                    ________________________________________
   AUTHORIZED SIGNATURE:                ________________________________________
   DATE:                                ________________________________________

                                    EXHIBIT C

                  NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

[Attached after this page]

                  NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

THIS NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

("Agreement") is made as of the [ ] day of [ ], [ ]

BETWEEN:

AMDOCS INC. , a corporation organized and existing under the laws of the State of Missouri, having its principal offices at 1610 Des Peres Rd, MO (hereinafter referred to as "AMDOCS");

AND

[ ] a [ ][CORPORATION, PARTNERSHIP, ETC.] organized and existing under the laws of [ ], having its principal offices at [ ] (hereinafter referred to as the "Receiving Party").

WHEREAS AMDOCS (or any of its affiliated companies) is the owner and/or author of and/or has the right to license certain valuable proprietary routines, computer programs, documentation, trade secrets, systems, methodology, know-how, marketing and other commercial knowledge, techniques, specifications, plans and other proprietary information, whether in oral, written, graphic, electronic, or any other form or medium whatsoever, including any related ideas and look-and-feel, which are referred to in this Agreement as "the AMDOCS Proprietary Information"; and

WHEREAS SBC SERVICES, INC. ("SBC") would like the Receiving Party to provide it with certain services (the "Services"); and

WHEREAS in order to perform the Services, the Receiving Party must have access to the AMDOCS Proprietary Information, and AMDOCS agrees to provide the Receiving Party with such access to the AMDOCS Proprietary Information, subject to the Receiving Party first obligating itself to confidentiality by signing this Agreement.

NOW THEREFORE, the parties agree as follows:

1. In this Agreement, "AMDOCS Confidential Information" means the software and any other AMDOCS Proprietary Information received by the Receiving Party from SBC or Amdocs where the AMDOCS Proprietary Information is clearly so marked or where the[**]Receiving Party has otherwise been made aware that the AMDOCS Proprietary Information is confidential. For greater certainty, if AMDOCS notifies the Receiving Party that certain AMDOCS Proprietary Information already disclosed is confidential, that AMDOCS Proprietary Information shall become AMDOCS Confidential Information under this Agreement.

2. The Receiving Party agrees to hold in confidence the AMDOCS Confidential Information, including derivatives thereof in any form (e.g., reports or analyses relating to such information, whether or not provided by AMDOCS), and to refrain from copying, distributing, disseminating or otherwise disclosing the AMDOCS Confidential Information to anyone, other than to employees of the Receiving Party who have a need to know such information for purposes of performing the Services.

3. Furthermore, the Receiving Party hereby undertakes:

(a) not to use the AMDOCS Confidential Information for any purposes other than performance of the Services;

(b) not to sell, grant, make available to, or otherwise allow the use of the AMDOCS Confidential Information by any third party, directly or indirectly; and

(c) not to use, directly or indirectly, the AMDOCS Confidential Information in the development and/or sale of software systems, for itself or for a third party, and/or in the provision of any services to a third party, except for the Services to be provided by the Receiving Party to SBC.

4. Upon the termination or expiration of this Agreement for any reason or upon the conclusion of the Services and/or at the request of AMDOCS, the Receiving Party shall:

(a) return to AMDOCS any document or other material in tangible form in its possession being part of the AMDOCS Confidential Information; and

(b) destroy any document or other material in tangible form that contains the AMDOCS Confidential Information together with confidential and/or proprietary information of a third party, and confirm such destruction in writing to AMDOCS.

5. Disclosure of the AMDOCS Confidential Information to the Receiving Party may be made in writing or other tangible form, electronically, or by demonstration of any product.

6. Disclosure of the AMDOCS Confidential Information to the Receiving Party shall in no way serve to create, on the part of the Receiving Party, a license to use, or any proprietary right in, the AMDOCS Confidential Information or in any other proprietary product, trade mark, copyright or other right of AMDOCS.

7. Any use by the Receiving Party of the AMDOCS Confidential Information permitted under this Agreement is conditioned upon the Receiving Party first taking the safeguards and measures required to secure the confidentiality of such Proprietary Information. Without limiting the generality of the foregoing, the Receiving Party shall draw to the attention of its employees who will have access to the AMDOCS Confidential Information, all the obligations concerning the AMDOCS Confidential Information contained in this Agreement, and shall require each and every such employee to sign a written acknowledgment with respect to such obligations substantially in the form of the Annex attached hereto and made a part hereof.

8. The confidentiality obligations of the Receiving Party regarding the AMDOCS Confidential Information shall have not apply to such information which:

(a) becomes public domain without fault on the part of the Receiving Party;

(b) is lawfully obtained by the Receiving Party from any source other than AMDOCS, free of any obligation to keep it confidential;

(c) is previously known to the Receiving Party without an obligation to keep it confidential, as can be substantiated by written records;

(d) is expressly released in writing from such obligations by AMDOCS; or

(e) is required to be disclosed pursuant to law, regulation, judicial or administrative order, or request by a governmental or other entity authorized by law to make such request; provided, however, that the Receiving Party first notifies AMDOCS to enable it to seek relief from such requirement, and renders reasonable assistance requested by AMDOCS (at AMDOCS' expense) in connection therewith.

9. This Agreement shall be in full force and effect for a period of seven (7) years commencing on the date first stated above. However, the provisions of
Section 2(c) above shall survive the termination and/or expiration of this Agreement for any reason.

10. The Receiving Party acknowledges that a breach of this Agreement may cause AMDOCS extensive and irreparable harm and damage, and agrees that AMDOCS shall be entitled to injunctive relief to prevent use or disclosure of its Proprietary Information not authorized by this Agreement, in addition to any other remedy available to AMDOCS under applicable law.

11. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof. This Agreement may not be modified except by a written instrument signed by both parties.

12. If, however, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly. In addition, the parties hereby agree to co-operate with each other to replace the invalid or unenforceable provision(s) with a valid and enforceable provision(s) which will achieve the same result (to the maximum legal extent) as the provision(s) determined to be invalid or unenforceable.

13. This Agreement shall be governed and construed under the laws of the State of New York, USA without giving effect to its provisions regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

AMDOCS, INC.

By: __________________________________      By: ____________________________

Name: ________________________________      Name: __________________________

Title: _______________________________      Title: _________________________

Date: ________________________________      Date: __________________________

             [ANNEX TO NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT]
                  ACKNOWLEDGMENT OF NON-DISCLOSURE OBLIGATIONS

I have read and understand the Non-Disclosure and Confidentiality Agreement dated ______________ between AMDOCS INC. and _______________, and agree to be bound by all the provisions of that Agreement as if I were a party thereto.

                                     _____________________________________
                                     Signature

                                     _____________________________________
                                     Name

                                     _____________________________________
                                     Employer

                                     _____________________________________
                                     Title

                                     _____________________________________
                                     Date

                                    EXHIBIT D

CONFIDENTIALITY AGREEMENT BETWEEN SBC'S SUBCONTRACTORS AND SBC

[Attached after this page.]

                            NON-DISCLOSURE AGREEMENT

THIS AGREEMENT, effective on the date when signed by the last Party ("Effective Date"), is between SBCCompany, a SBC State_Inc corporation, on behalf of itself and its Affiliates (collectively "SBC"), and Supplier Name, a Supplier State_Inc corporation, on behalf of itself and its Affiliates (collectively the "Receiving Party"). Each Party may be referred to in the singular as "Party" or in the plural as "the Parties" to this Agreement.

The Parties agree as follows:

1. In connection with ongoing discussions or negotiations between SBC and the Receiving Party concerning Project Name (the "Project), SBC may find it beneficial to disclose to the Receiving Party certain confidential or proprietary information in written, oral or other tangible or intangible forms, which may include, but is not limited to, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs, disks, diskettes, tapes, marketing plans, customer names and other technical, financial or business information (individually and collectively, "Information"). Information provided by SBC or its contractors shall be deemed to be confidential and proprietary unless otherwise exempt as specified below.

2. The Receiving Party understands that, except as otherwise agreed in writing, the Information which it may receive concerning SBC's future plans with respect to the Project is tentative and is not intended to represent firm decisions concerning the implementation of such plans. Information provided by SBC does not represent a commitment to purchase or otherwise acquire any products or services from the Receiving Party. If SBC desires to purchase or otherwise acquire any products or services from the Receiving Party, the Parties will execute a separate written Agreement to govern such transactions.

3.    The Receiving Party shall:

      a. hold such Information in confidence with the same degree of care with which the Receiving Party protects its own confidential or proprietary Information, but no less than reasonably prudent care;

      b. restrict disclosure of the Information solely to its employees, contractors and agents with a need to know such Information, advise those persons of their obligations hereunder with respect to such Information, and assure that such persons are bound by obligations of confidentiality no less stringent than those imposed in this Agreement;

      c.    use the Information only as needed for the purposes of the Project;

      d. except for the purposes of the Project, not copy, distribute, or otherwise use such Information or knowingly allow anyone else to copy, distribute, or otherwise use such Information, and any and all copies shall bear the same notices or legends, if any, as the originals; and

      e. upon request, promptly return to the SBC all Information that is in tangible form; as to Information that was disclosed in intangible form, including, but not limited to electronic mail, upon request by SBC, the Receiving Party shall certify in writing within five (5) business days to SBC that all such Information has been destroyed or, if the Information was recorded on an erasable storage medium, that all such Information has been erased.

4. The Receiving Party possessing or receiving Information shall have no obligation to preserve the confidential or proprietary nature of any Information which:

      a. was already known to the Receiving Party free of any obligation to keep it confidential at the time of its disclosure by SBC as evidenced by the Receiving Party's written records prepared prior to such disclosure; or

      b. is or becomes publicly known through no wrongful act of the Receiving Party; or

      c. is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to SBC with respect to such Information; or

      d. is independently developed by an employee, contractor or agent of the Receiving Party or another party not associated with the Project and who did not have any direct or indirect access to the Information; or

      e.    is approved for release by written authorization by SBC; or

      f. it is required to disclose pursuant to an order of a duly empowered government agency or a court of competent jurisdiction, provided due notice and an adequate opportunity to intervene is given to SBC, unless such notice is prohibited by such order.

5. This Agreement shall apply to all Information relating to the Project disclosed by SBC and shall continue for a period of five (5) years thereafter. The term of this Agreement is three (3) years from the above stated Effective Date.

6. The Information shall be deemed the property of SBC, who exclusively shall retain all rights to such Information. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any such Information to the Receiving Party.

7. This Agreement shall benefit and be binding upon the Parties hereto and their respective Affiliates, successors and assigns. For the purposes of this Agreement, the term "Affiliate" means (1) a company, whether incorporated or not, which owns, directly or indirectly, a majority interest in either Party (a "parent company"), and (2) a company, whether incorporated or not, in which a five percent (5%) or greater interest is owned, either directly or indirectly, by: (i) either Party or (ii) a parent company.

8. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, SBC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO ANY INFORMATION FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

9. In the event the Receiving Party discloses, disseminates, or releases any confidential or proprietary Information received from SBC, except as provided in Section 4, such disclosure, dissemination, or release shall be deemed a material breach of this Agreement. SBC may demand prompt return of all confidential and proprietary Information previously provided to the Receiving Party and terminate this Agreement. The provisions of this Section are in addition to any other legal rights or remedies SBC may have in law or in equity.

10. This Agreement may only be changed or supplemented by a written amendment signed by authorized representatives of the Parties to this Agreement.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, irrespective of its choice of law principles. Both Parties agree to comply with all laws, including, but not limited to, laws and regulations regarding the export of information outside the United States. The Receiving Party will not knowingly transmit, directly or indirectly, in whole or in part, any Information of SBC, or export, directly or indirectly, any product of the Information in contravention of the laws of the United States or the laws of any other country governing the aforesaid activities. The Receiving Party will not transfer any Information received hereunder or any product made using such Information to any country prohibited from receiving such data or product by the U.S. Department of Commerce Export Administration Regulations without first obtaining a valid export license and written consent of SBC. In the event the Receiving Party violates the foregoing, it agrees to defend, indemnify, and hold harmless SBC from and against any claim, loss, liability, expense or damage including fines or legal fees, incurred by SBC with respect to the export or re-export activities contrary to the foregoing. Notwithstanding any other provision of this Agreement or any Supplement attached hereto, this Section shall survive any termination or expiration of this Agreement and any Supplements attached hereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

SUPPLIER NAME                               SBC Services, Inc.

By: ___________________________________     By: _______________________________

Printed Name: _________________________     Printed Name: _____________________

Title:                                      Title:

Date: _________________________________     Date: _____________________________

                                    EXHIBIT E

CONFIDENTIALITY AGREEMENT BETWEEN AMDOCS SUBCONTRACTORS AND AMDOCS

[ATTACHED AFTER THIS PAGE.]

                  NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

THIS NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT ("Agreement") is made as of the ___ day of , 200

BY AND BETWEEN:

[Systems Integrator], a corporation organized and existing under the laws of ____________, having its principal offices at __________________ (hereinafter referred to as "COMPANY")

AND

AMDOCS SOFTWARE SYSTEMS LIMITED. a corporation organized and existing under the laws of Ireland, having its principal offices at _____________________________ (hereinafter referred to as "AMDOCS").

WHEREAS COMPANY is the owner and/or the author of and/or has the rights to disclose certain valuable proprietary documentation and business and technical information relating to its current and future business plans, which are not generally available to the public and which COMPANY may desire to protect against unrestricted disclosure or competitive use, all of which are referred to in this Agreement as the "COMPANY Proprietary Information"; and

WHEREAS AMDOCS (or any of its affiliated companies) is the owner and/or author of and/or has the rights to license certain valuable proprietary routines, computer programs, documentation, trade-secrets, systems, methodology, know-how, marketing and other commercial knowledge, techniques, specifications, plans and other proprietary information, including but not limited to material associated with and forming part of the proprietary software systems of AMDOCS known as the Amdocs Ensemble, Amdocs 3G and Amdocs Horizon all of which are referred to in this Agreement as the "AMDOCS Proprietary Information"; and

WHEREAS each party may, in connection with the Project, disclose to the other party information which is part of its Proprietary Information and, therefore, the parties wish to set forth the manner in which the COMPANY Proprietary Information and the AMDOCS Proprietary Information will be treated during the Project;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

1. The term "Proprietary Information", whenever relating to COMPANY's information, shall mean the COMPANY Proprietary Information and whenever relating to AMDOCS' information, shall mean the AMDOCS Proprietary Information.

2. The receiving party agrees to hold in confidence the disclosing party's Proprietary Information, and to refrain from copying, distributing, disseminating or otherwise disclosing such Proprietary Information to anyone, other than to those of its employees who have a need to know such Proprietary Information for purposes of the Project. AMDOCS' employees are deemed to include employees of its affiliates who will be involved in the Project.

3. The receiving party undertakes not to use the Proprietary Information of the disclosing party for any purposes other than the Project, and not to sell, grant, make available to, or otherwise allow the use of the disclosing party's Proprietary Information by any third party, directly or indirectly, except as expressly permitted herein.

4. In addition, COMPANY undertakes not to use, directly or indirectly, the AMDOCS Proprietary Information or any derivatives thereof in any form (e.g., reports and analyses) in the development support, and/or sale of software systems having the same or similar functions as the Ensemble, for itself or for a third party.

5. Upon the termination and/or expiration of this Agreement for any reason and/or upon the conclusion of the Project and/or at the request of the disclosing party, the receiving party shall:

      (a) return to the disclosing party any document or other material in tangible form in its possession being part of the Proprietary Information of the disclosing party, unless otherwise agreed upon in writing between the parties; and/or

      (b) destroy any document or other material in tangible form that contains Proprietary Information of the disclosing party and the receiving party, and confirm such destruction in writing to the disclosing party.

6. Disclosure of the disclosing party's Proprietary Information to the receiving party may be made in writing or any tangible form, electronically, or occur by demonstration of any product including but not limited to the Amdocs Ensemble software. Proprietary Information disclosed in tangible or electronic form shall be marked by the disclosing party as proprietary and/or confidential information of such party.

7. Disclosure of the disclosing party's Proprietary Information to the receiving party shall in no way serve to create, on the part of the receiving party, a license to use, or any proprietary right in, the disclosing party's Proprietary Information or in any other proprietary product, trademark, copyright or other right of the disclosing party.

8. The confidentiality obligations of the receiving party regarding the disclosing party's Proprietary Information shall not apply to such Proprietary Information which:

      (a) becomes public domain without fault on the part of the receiving party;

      (b) is lawfully obtained from a source other than the disclosing party, free of any obligation to keep it confidential;

      (c) is previously known to the receiving party without an obligation to keep it confidential, as can be substantiated by written records;

      (d) is expressly released in writing from such obligations by the party that owns or has the rights to such Proprietary Information; or

      (e) is required to be disclosed pursuant to law, regulation, judicial or administrative order, or request by a governmental or other entity authorized by law to make such request; provided, however, that the receiving party so required to disclose shall first notify the disclosing party to enable it to seek relief from such requirement, and render reasonable assistance requested by the disclosing party (at the disclosing party's expense) in connection therewith.

9. Any use by the receiving party of the disclosing party's Proprietary Information permitted under this Agreement is conditioned upon the receiving party first taking the safeguards and measures required to secure the confidentiality of such Proprietary Information. Without limiting the generality of the foregoing, each party shall draw to the attention of its employees, including those employees of the affiliates referred to in Section 2 above, who shall have access to the Proprietary Information of the other party, all the obligations concerning such Proprietary Information contained in this Agreement

10. This Agreement shall be in full force and effect for a period of seven (7) years commencing on the date first stated above. However, the provisions of Section 7 above shall survive the termination and/or expiration of this Agreement for any reason.

11. Each party acknowledges that its breach of this Agreement may cause the other party extensive and irreparable harm and damage, and agrees that the other party shall be entitled to injunctive relief to prevent use or disclosure of its Proprietary Information not authorized by this Agreement, in addition to any other remedy available to the other party under applicable law.

12. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof. This Agreement may not be modified except by a written instrument signed by both parties.

13. If, however, any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly. In addition, the parties agree to cooperate to replace the invalid or unenforceable provision(s) with valid and enforceable provision(s) which will achieve the same result (to the maximum legal extent) as the provision(s) determined to be invalid or unenforceable.

      14. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to such laws' provisions regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

[SYSTEMS INTEGRATOR]                        AMDOCS SOFTWARE SYSTEMS LIMITED
("COMPANY")                                          ("AMDOCS")

By:    ________________                     By:   __________________
Name:  ________________                     Name: __________________
Title: ________________                     Title __________________
Date:  ________________                     Date: __________________